                                                                    EXHIBIT 99.2

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER



                                     among


                           IMPERIAL HOLLY CORPORATION


                             IHK ACQUISITION CORP.


                                      and


                                   DSLT INC.



                                                   Dated as of September 4, 1998


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


Page

ARTICLE I            THE MERGER............................................................. 2

Section 1.01         Merger................................................................. 2
Section 1.02         Effective Time......................................................... 2
Section 1.03         Legal Effect........................................................... 2
Section 1.04         Name................................................................... 2
Section 1.05         Other Actions.......................................................... 2


ARTICLE II           CORPORATE GOVERNANCE................................................... 2

Section 2.01         Articles of Incorporation and Bylaws................................... 2
Section 2.02         Directors and Officers................................................. 3


ARTICLE III          CONVERSION OF AND PAYMENT FOR SHARES................................... 3

Section 3.01         Conversion............................................................. 3
Section 3.02         Merger Price; Merger Consideration..................................... 3
Section 3.03         Payment; Exchange of Certificates...................................... 4
Section 3.04         No Fractional Shares................................................... 5
Section 3.05         Adjustment of Exchange Ratio........................................... 5
Section 3.06         Dissenting Shareholders................................................ 5
Section 3.07         Adjustments to Merger Price............................................ 6
Section 3.08         Closing Payment and Post-Closing Merger Price Adjustments.............. 7
Section 3.09         Repurchase Option...................................................... 9


ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF DSLT.................................10

Section 4.01         Organization; Power; Qualification.....................................10
Section 4.02         Authority; Power.......................................................10
Section 4.03         No Violation...........................................................10
Section 4.04         Capital Structure of DSLT and Related Matters..........................11
Section 4.05         Financial Statements...................................................11
Section 4.06         Absence of Certain Changes.............................................13
Section 4.07         Actions Pending........................................................14
Section 4.08         Outstanding Debt and Related Matters...................................14
Section 4.09         Title to Properties....................................................14
Section 4.10         Taxes..................................................................15
Section 4.11         Agreements and Other Matters; No Conflict..............................16


Section 4.12         Employee Benefit Plans.................................................16
Section 4.13         Insurance..............................................................19
Section 4.14         Collective Bargaining Agreements, Employment Agreements
                     and Benefit Plans......................................................19
Section 4.15         Intellectual Property..................................................20
Section 4.16         Environmental Matters..................................................20
Section 4.17         General Compliance with Laws...........................................22
Section 4.18         Governmental Consents..................................................22
Section 4.19         Minute Books and Stock Record Books....................................22
Section 4.20         Directors and Officers.................................................22
Section 4.21         Brokers' or Finders' Fees..............................................22
Section 4.22         Disclosure.............................................................22
Section 4.23         Opinion of Financial Advisor...........................................23
Section 4.24         Customers and Suppliers................................................23
Section 4.25         Vote Required..........................................................23
Section 4.26         Excluded Assets........................................................23
Section 4.27         Irrevocable Proxies....................................................23
Section 4.28         Representations and Warranties as of the Date of this Agreement........23


ARTICLE V            REPRESENTATIONS AND WARRANTIES OF SUB AND PARENT.......................24

Section 5.01         Organization; Power; Qualification.....................................24
Section 5.02         Authority; Power.......................................................24
Section 5.03         No Violation...........................................................24
Section 5.04         Capital Structure of Parent and Related Matters;
                     Common Stock to be Issued..............................................24
Section 5.05         No Financing Contingency...............................................25
Section 5.06         Absence of Certain Changes.............................................25
Section 5.07         Actions Pending........................................................25
Section 5.08         Outstanding Debt and Related Matters...................................25
Section 5.09         Agreements and Other Matters; No Conflict..............................26
Section 5.10         Employee Benefit Plans.................................................26
Section 5.11         General Compliance with Laws...........................................26
Section 5.12         Governmental Consents..................................................26
Section 5.13         Brokers' or Finders' Fees..............................................26
Section 5.14         Disclosure.............................................................27
Section 5.15         Representations and Warranties as of the Date of this Agreement........27


ARTICLE VI           PRE-CLOSING COVENANTS OF DSLT..........................................28

Section 6.01         Maintenance of Corporate Status........................................28
Section 6.02         Operation of Business..................................................28
Section 6.03         Maintenance of Assets and Properties...................................28


Section 6.04         Maintenance of Records and Compliance with Laws........................28
Section 6.05         Governing Documents....................................................28
Section 6.06         No Change in Capitalization............................................29
Section 6.07         Dividends and Other Payments...........................................29
Section 6.08         Access; Cooperation....................................................29
Section 6.09         Loans or Contingent Liabilities........................................29
Section 6.10         Performance of Obligations Under Agreements............................30
Section 6.11         Fire or Casualty.......................................................30
Section 6.12         Additional Notices.....................................................30
Section 6.13         Shareholders Meeting; Informational Materials..........................30
Section 6.14         Other Offers...........................................................31
Section 6.15         Changes to Representations and Warranties in Article IV................31
Section 6.16         Governmental Approvals.................................................31
Section 6.17         No Acquisitions........................................................31
Section 6.18         No Dispositions........................................................32
Section 6.19         No Dissolution, Etc....................................................32
Section 6.20         Certain Employee Matters...............................................32
Section 6.21         Notification of Certain Occurrences....................................32
Section 6.22         Taxes..................................................................32


ARTICLE VII          PRE-CLOSING COVENANTS OF SUB AND PARENT................................32

Section 7.01         Maintenance of Corporate Status........................................32
Section 7.02         Access; Cooperation....................................................33
Section 7.03         Shareholders Meeting; Informational Materials..........................33
Section 7.04         Changes to Representations and Warranties in Article V.................33
Section 7.05         Governmental Approvals.................................................33
Section 7.06         Bank Waivers...........................................................33


ARTICLE VIII         OTHER MATTERS..........................................................34

Section 8.01         CIC Agreements; SAR Plans; Retiree Benefits............................34
Section 8.02         Employee Severance Payments............................................34
Section 8.03         Matters Regarding IRBs.................................................35
Section 8.04         Existing Bonus Plans...................................................35
Section 8.05         Post-Closing Taxes.....................................................35
Section 8.06         Indemnity..............................................................35
Section 8.07         Payment of Certain Fees and Expenses...................................36
Section 8.08         Registration of Parent Common Stock....................................36
Section 8.09         Listing Application....................................................39




 ARTICLE IX          CONDITIONS PRECEDENT TO OBLIGATIONS OF SUB
                     AND PARENT.............................................................39

Section 9.01         Deliveries by DSLT.....................................................39
Section 9.02         Representations and Warranties of DSLT.................................39
Section 9.03         Compliance.............................................................39
Section 9.04         Compliance Certificate.................................................39
Section 9.05         DSLT Counsel Opinion...................................................39
Section 9.06         Legal Proceedings......................................................39
Section 9.07         Governmental Approvals.................................................40
Section 9.08         DSLT Shareholder Approval..............................................40
Section 9.09         Bank Waivers...........................................................40
Section 9.10         No Material Adverse Change.............................................40


ARTICLE X            CONDITIONS PRECEDENT TO OBLIGATIONS OF DSLT............................40

Section 10.01        Deliveries by Sub and Parent...........................................40
Section 10.02        Representations and Warranties of Sub and Parent.......................40
Section 10.03        Compliance.............................................................41
Section 10.04        Compliance Certificate.................................................41
Section 10.05        Sub and Parent Counsel Opinion.........................................41
Section 10.06        Legal Proceedings......................................................41
Section 10.07        Governmental Approvals.................................................41
Section 10.08        Parent Shareholder Approval............................................41
Section 10.09        Bank Waivers...........................................................41
Section 10.10        Parent Share Value.....................................................41


ARTICLE XI           CLOSING................................................................41

Section 11.01        Closing Date...........................................................41
Section 11.02        Deliveries by DSLT.....................................................42
Section 11.03        Deliveries by Sub and Parent...........................................42


ARTICLE XII          TERMINATION............................................................42

Section 12.01        Events of Termination..................................................42
Section 12.02        Effect of Termination..................................................43


ARTICLE XIIA         ESCROW AND INDEMNIFICATION.............................................44

Section 12A.01       Escrow Amount..........................................................44
Section 12A.02       Escrow Distributions...................................................44


Section 12A.03       Indemnification........................................................44
Section 12A.04       Third Party Claims.....................................................45
Section 12A.05       Indemnity Claims Procedure.............................................46
Section 12A.06       Limitation; Sole Remedy................................................47
Section 12A.07       Indemnification of  Shareholders' Representative; Successor
                     Shareholders' Representative...........................................47
Section 12A.08       Interest and Dividends.................................................47


ARTICLE XIII         MISCELLANEOUS..........................................................48

Section 13.01        Representations and Warranties; Exclusive Remedy.......................48
Section 13.02        Assignability..........................................................48
Section 13.03        Counterparts...........................................................48
Section 13.04        Best Efforts; Cooperation..............................................48
Section 13.05        Expenses...............................................................49
Section 13.06        Index and Captions; Rules of Construction..............................49
Section 13.07        Notices................................................................49
Section 13.08        Entire Agreement.......................................................50
Section 13.09        Governing Law..........................................................50
Section 13.10        Public Announcements...................................................50
Section 13.11        Waiver of Compliance; Modifications....................................51
Section 13.12        Other Persons..........................................................51

ARTICLE XIV          DEFINITIONS............................................................51

SCHEDULES
---------

Schedule 4.03       Conflicts
Schedule 4.04       DSLT Subsidiaries
Schedule 4.05(A)    DSLT Audited Financial Statements
Schedule 4.05(B)    DSLT Unaudited Financial Statements
Schedule 4.05(C)    DCSFI  Audited Financial Statements
Schedule 4.05(D)    DCSFI Unaudited Financial Statements
Schedule 4.05(E)    DSLT Descriptive Memo March 31, 1998 Balance Sheet
Schedule 4.06       Material Changes
Schedule 4.07       Litigation
Schedule 4.08       Existing Debt
Schedule 4.09       Real Property
Schedule 4.10       Taxes
Schedule 4.11       Material Contracts
Schedule 4.12       Employee Benefit Plans
Schedule 4.13       Insurance Policies

Schedule 4.14       Labor Contracts
Schedule 4.15       Intellectual Property
Schedule 4.16       Environmental Matters
Schedule 4.20       Existing Directors and Officers
Schedule 5.04(a)    Rights to Purchase Capital Stock
Schedule 5.06       Material Changes
Schedule 5.07       Litigation
Schedule 5.08       Existing Debt
Schedule 5.09       Material Contracts
Schedule 8.01       Retiree Health Care Policy
Schedule 8.02       Employee Severance Policy


EXHIBITS
--------
Exhibit 9.05        DSLT Counsel Opinion
Exhibit 10.05       Sub and Parent Counsel Opinion

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of September 4, 1998, is among IMPERIAL HOLLY CORPORATION, a Texas corporation ("Parent"), IHK ACQUISITION CORP., a Michigan corporation ("Sub"), and DSLT INC., a Michigan corporation ("DSLT").

                                    RECITALS

     Sub has been formed solely to effectuate the transactions contemplated by this Agreement, and the authorized capital stock of Sub consists of 1,000 common shares (the "Sub Stock"), all of which are issued and outstanding and owned by Parent.

     The respective Boards of Directors of Parent and Sub deem a merger of Sub with and into DSLT pursuant to the terms hereof (the "Merger") desirable and in the best interests of their respective companies.

     Parent does not desire to obtain the Real Estate Group and the Excluded Assets, and prior to the Merger DSLT will distribute or otherwise segregate for the benefit of its shareholders the Real Estate Group and the Excluded Assets.

     The Board of Directors of DSLT deems the Merger desirable and in the best interests of DSLT.

     The respective Boards of Directors of Parent and Sub have, by resolutions duly adopted, approved this Agreement, and Parent as the sole shareholder of Sub has approved this Agreement.

     The Board of Directors of DSLT has, by resolutions duly adopted, approved this Agreement and directed that it be submitted to a vote of the DSLT shareholders.

     Holders of at least a majority of the outstanding shares of DSLT Common Stock have delivered irrevocable proxies to approve the Merger.

     Article XIV lists certain defined terms used in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, representations, and warranties contained in this Agreement, and for the purpose of prescribing the terms of the Merger, the manner and the basis of converting the shares of capital stock of Sub and DSLT, and such other provisions as are deemed necessary or desirable, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     Section 1.01. Merger. Upon the terms and subject to the satisfaction of the conditions precedent contained in this Agreement, Sub shall be merged with and into DSLT, which shall be the surviving corporation. The Merger shall be effected pursuant to the provisions of and with the effect provided in the MBCA. Upon the consummation of the Merger, the separate existence of Sub shall cease, the corporate existence of DSLT shall continue unaffected and unimpaired by the Merger, and Sub and DSLT shall be a single corporation.

     Section 1.02. Effective Time. If (a) all of the conditions precedent to the Merger set forth in Article IX and Article X are satisfied or waived, and
(b) this Agreement is not terminated prior to the Closing as permitted by its provisions, then as soon as practicable following the Closing, DSLT and Sub shall cause a Certificate of Merger conforming to the requirements of the MBCA to be filed with the Corporation, Securities and Land Development Bureau of the State of Michigan Department of Consumer and Industry Services in the manner provided under the MBCA. The Merger shall become effective as of 5:00 p.m., Detroit time, on the date the Certificate of Merger is filed or such other time as DSLT and Sub may agree (the "Effective Time").

     Section 1.03. Legal Effect. At and after the Effective Time, DSLT shall possess all of the rights, privileges, immunities, powers, and franchises of Sub and DSLT, and shall be subject to and shall assume all of the duties and liabilities of Sub and DSLT in accordance with the MBCA.

     Section 1.04. Name. As of the Effective Time, the name of DSLT shall be changed to Diamond Crystal Holdings, Inc.

     Section 1.05. Other Actions. DSLT, Sub and Parent, respectively, shall take all such action as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. If any further action is necessary or desirable after the Effective Time to carry out the purposes of this Agreement, the officers and directors of DSLT and Parent shall have the authority to take that action.


                                  ARTICLE II.

                              CORPORATE GOVERNANCE

     Section 2.01. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws, respectively, of DSLT at and following the Effective Time until amended or repealed as provided by applicable law.

     Section 2.02. Directors and Officers. The directors of Sub immediately prior to the Effective Time shall become the directors of DSLT immediately following the Effective Time, and the officers of DSLT and its Subsidiaries immediately prior to the Effective Time shall remain the officers of DSLT and its Subsidiaries immediately following the Effective Time, in each case to serve until their successors shall have been elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of DSLT, or until they resign or are removed, or as otherwise provided by applicable law.


                                  ARTICLE III.

                      CONVERSION OF AND PAYMENT FOR SHARES

     Section 3.01. Conversion. At the Effective Time, each share of Sub Stock which shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one (1) share of DSLT Common Stock, and all certificates formerly representing shares of capital stock of Sub shall be deemed canceled and of no further effect.

     Section 3.02.  Merger Price; Merger Consideration.

     (a) (i) Except as provided in subparagraphs (ii) or (iii) below, the merger price shall be One Hundred Twenty Million Dollars ($120,000,000) ("Merger Price"), subject to adjustment as provided in Sections 3.07 and 3.08.

          (ii) Parent may elect, by delivery of written notice to DSLT (the "All Cash Election Notice") not later than five (5) Business Days prior to the Closing Date, to cause the Merger Consideration as described in Section 3.02(b) to be delivered in all cash rather than in a combination of cash and Parent Common Stock. In the event Parent timely delivers to DSLT the All Cash Election Notice, then, notwithstanding the provisions of subparagraph (i) above, the Merger Price shall be One Hundred Fifteen Million Dollars ($115,000,000), subject to adjustment as provided in Sections 3.07 and 3.08. Upon DSLT's receipt of a timely All Cash Election Notice, Parent's election to cause the Merger Consideration to be delivered in all cash shall be irrevocable.

          (iii) In the event that Parent or its assignee timely exercises the Repurchase Option as set forth in Section 3.09, the Merger Price shall be modified as provided in Section 3.09.

     (b) At the Effective Time, each share of DSLT Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of DSLT Common Stock (i) held in DSLT's treasury or (ii) held by Dissenting Stockholders (as defined in Section 3.06)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration, subject to pro rata withholding of Merger Consideration to be held in escrow pursuant to Section 12A.01 and subject to adjustment as set forth in Sections 3.07 and 3.08. In the absence of timely delivery of the All Cash Election

Notice, the Merger Consideration shall consist of (x) the applicable Cash Consideration plus (y) the Share Consideration. In the event Parent timely delivers to DSLT the All Cash Election Notice, the Merger Consideration shall consist only of the applicable Cash Consideration. The Merger Consideration is to be paid in the manner provided in Section 3.03. After the Effective Time, the holder of a certificate formerly representing shares of DSLT Stock shall have no rights with respect to such shares of capital stock other than as provided by this Article III or the laws of the State of Michigan.

     Section 3.03. Payment; Exchange of Certificates. (a) At or before the Effective Time, Sub shall deposit by wire transfer of immediately available Federal funds, and Parent shall cause Sub to make such deposit, with Parent's transfer agent for Parent Common Stock, or another Person mutually agreed-upon by Parent and DSLT (the "Disbursing Agent"), an amount of cash sufficient to provide all funds necessary to make the cash payments required by Section 3.02 to holders of DSLT Common Stock, such amount to be held and disbursed by the Disbursing Agent pursuant to an agreement which shall, inter alia, provide that such funds shall be disbursed to the shareholders of DSLT in accordance with written instructions to be provided to the Disbursing Agent as set forth in
Section 3.03(b).

     (b) At or as soon as practicable after the Effective Time, Parent or the Disbursing Agent will send to the holders of DSLT Stock (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of DSLT stock certificates in exchange for the Merger Consideration. Upon surrender of a DSLT stock certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such DSLT stock certificate shall be entitled to receive in exchange therefor (x) cash, without interest, plus (y) (if applicable due to the absence of DSLT's timely receipt of the All Cash Election Notice) a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 3.02, less that holder's pro rata portion of Merger Consideration to be held in escrow pursuant to Section 12A.01, and the DSLT stock certificate so surrendered shall be canceled. The certificates representing such shares of Parent Common Stock not subject to the Escrow shall be held by the Shareholders' Representative until the expiration of the Repurchase Option (as defined in Section 3.09) or the closing of the exercise thereof. Until surrendered as contemplated by this Section, each DSLT stock certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration (and cash in lieu of any fractional share of Parent Common Stock). If any DSLT stock certificate shall have been lost, stolen, or destroyed, Parent may, in its discretion and as a condition precedent to issuing any Merger Consideration, require the owner of such lost, stolen, or destroyed DSLT stock certificate to provide an appropriate affidavit as indemnity against any claim that may be made against Parent with respect to such DSLT stock certificate. No dividends or other distributions declared or made with respect to Parent's Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered DSLT stock certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such DSLT stock certificate in accordance with this Section (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

     Section 3.04.  No Fractional Shares.    No fractional shares of Parent
Common Stock will be issued in connection with the Merger and no certificate therefor will be issued. In lieu of such fractional shares, any holder of DSLT Common Stock who would otherwise receive a fractional share of Parent Common Stock shall, upon surrender of the certificate or certificates representing DSLT Common Stock, be paid an amount in cash (without interest) determined by multiplying such fraction by the Parent Share Value as of the Closing Date. Parent will, subject to any applicable statute of limitation or abandoned property or similar law, pay to such holders, upon surrender of their DSLT stock certificates, the cash value of such fractions so determined, without interest.

     Section 3.05. Adjustment of Exchange Ratio. If, between the date of this Agreement and the Effective Time, the outstanding Parent Common Stock shall have been changed into a greater or lesser number of shares of Parent Common Stock or into a different security by reason of a reclassification, stock split, stock combination, stock dividend or other recapitalization or similar transaction, the Share Consideration to be issued hereunder shall be correspondingly adjusted.

     Section 3.06. Dissenting Stockholders. (a) Notwithstanding any provision of this Agreement to the contrary, shares of DSLT Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who (i) shall have filed with DSLT, prior to or at the meeting of stockholders of DSLT at which this Agreement will be submitted to a vote, a written objection to the Merger, (ii) shall have not voted in favor of the Merger and (iii) shall have demanded properly in writing the fair value for such shares of DSLT Common Stock in accordance with Chapter 7 of the MBCA ("Dissenting Stockholders"), shall not be converted into or represent the right to receive Merger Consideration including cash for any fractional shares of Parent Common Stock in accordance with Sections 3.02 and 3.04 but shall become the right to receive payment of the fair value of such shares of DSLT Common Stock in accordance with the provisions of Chapter 7 of the MBCA, provided, however, that any Dissenting Stockholder who shall have failed to comply with the requirements of Chapter 7 of the MBCA shall be conclusively presumed to have consented to the Merger and shall be bound by the terms thereof and the shares of DSLT Common Stock held by such Dissenting Stockholder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration and cash for fractional shares of Parent Common Stock, if any, in accordance with Sections
3.02 and 3.04, without any interest thereon, upon surrender in the manner provided in Section 3.03 of the certificate(s) that formerly evidenced such DSLT Common Stock. The right of a Dissenting Stockholder to be paid the fair value of his or her shares pursuant to Chapter 7 of the MBCA shall cease if and at such time DSLT shall abandon the Merger. Any payments to Dissenting Stockholders (x) if paid at or prior to the Closing, shall be paid by DSLT out of its own funds and no funds will be supplied, directly or indirectly, by Parent for payment to Dissenting Stockholders, nor will Parent directly or indirectly (including through Sub) reimburse DSLT for any payments to Dissenting Stockholders, or (y) if paid after the Closing, shall be paid out of the Escrow.


     (b) DSLT shall give Parent (i) prompt notice and copies of any written objections to this Agreement received by DSLT, any demands for fair value of shares of DSLT Common

Stock or other instruments served pursuant to the MBCA and received by DSLT and withdrawals of such demands and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for fair value under the MBCA.

     Section 3.07. Adjustments to Merger Price. The Merger Price will be adjusted on a dollar for dollar basis based upon the following calculations (the result of all such calculations combined being the "Adjusted Merger Price"):

          (a) Postemployment Health Obligation. The Merger Price will be reduced by $1,450,000, in consideration for Parent's agreement to cause DSLT (as the surviving corporation) to continue to administer DSLT's postemployment health obligations as provided in Section 8.01;

          (b) Changes to DSLT Closing Balance Sheet. To reflect differences between specified items on the DSLT Descriptive Memo Marcha31, 1998 Balance Sheet and the DSLT Closing Balance Sheet, with all relevant amounts being determined in a manner consistent with that used in preparing the DSLT Descriptive Memo Marcha31, 1998 Balance Sheet (as adjusted for final audit adjustments) and in accordance with generally accepted accounting principles applied in a manner consistent with DSLT's historical polices and practices, the Merger Price will be:

               (i) reduced by the amount of any decrease or increased by the amount of any increase in Working Capital from $8,495,000;

              (ii) reduced by the amount of any increase or increased by the amount of any decrease in Long-Term Debt from $22,943,000;

             (iii) reduced by the amount of any increase or increased by the amount of any decrease in Deferred Compensation Liability from $700,000, net of any changes in related long-term deferred taxes from $273,000;

              (iv) reduced by the amount of any increase or increased by the amount of any decrease in Stock Appreciation Rights Liabilities from $8,799,000, net of any changes in related long-term deferred taxes from $3,091,000;

          (c) Certain Closing Payments. With respect to certain amounts to be paid in connection with the Closing or which will be required to be paid on a post-closing basis as a result of the Merger, but without duplication of the effect of any adjustments described in subparagaphs (a) or (b) above:

          (i) the Merger Price will be reduced by the amount of any bonus payments required to be made to DCSFI executives under paragraphs 3(a) and/or 3(d) of the CIC Agreements, in each case net of the applicable Tax Adjustment (provided that a tax deduction is not prohibited under Section 280G of the Code);

          (ii) the Merger Price will be reduced by fifty percent (50%) of the amount of any payment required to be made to Ronald M. Tarantino under paragraph 3(e) of the CIC Agreement pertaining to Mr. Tarantino, net of the applicable Tax Adjustment (provided that a tax deduction is not prohibited under Section 280G of the Code);

         (iii) in connection with the exercise of SAR's as a result of the Merger, the Merger Price will be reduced by the amount of any payments in respect of SAR's to the extent that such payments in the aggregate exceed the amount of the Stock Appreciation Rights Liabilities, net of related long-term deferred taxes, reflected on the DSLT Descriptive Memo March 31, 1998 Balance Sheet, in each case net of the applicable Tax Adjustment (provided that a tax deduction is not prohibited under Section 280G of the Code).

     The parties acknowledge that at the time of preparation of the estimated preliminary closing balance sheet required under Section 3.08(a), certain accruals for SAR payments and bonus payments required to be made to certain DCSFI executives under their CIC Agreements will not be determinable with certainty because such accruals are dependant upon factors then unknown (such as Parent's possible subsequent election of the Repurchase Option or possible subsequent distributions from the Escrow). Such accruals on the estimated preliminary closing balance sheet required under Section 3.08(a) shall be prepared with the presumptions (i) that Parent or its assignee will timely exercise the Repurchase Option and (ii) that no portion of the Escrow will be distributed to the DSLT Stockholders. At the time of preparation of the Closing Balance Sheet required under Section 3.08(b), the parties will know whether or not Parent or its assignee timely exercised the Repurchase Option. The accruals described above on the Closing Balance Sheet shall be prepared with the presumption that no portion of the Escrow will be distributed to DSLT Stockholders. The parties acknowledge and agree that the foregoing presumptions are for the sole purpose of establishing an estimated Closing Payment prior to the Closing and an Adjusted Merger Price. To the extent that either or both of such presumptions subsequently become inaccurate, in whole or in part, thereby requiring additional payments that were not accrued for purposes of calculating the Closing Payment and resulting in a Merger Price Overpayment as defined in
Section 12A.01, then DSLT (as the surviving corporation), upon termination of the Escrow, shall make such additional payments and shall be reimbursed therefor (net of the applicable Tax Adjustment) from the Escrow in the manner described in Section 12A.02 prior to distribution of the remaining balance of the Escrow to the DSLT Stockholders as described in Section 12A.03.

     The Merger Price will not be reduced by any payments described in Section 8.07, whether paid on a pre-closing basis prior to the Effective Time or on a post-closing basis after the Effective Time. Further, except as expressly set forth above in this Section 3.07, the Merger Price will not be reduced by any payments required to be made to DCSFI executives under the CIC Agreements.

     Section 3.08. Closing Payment and Post-Closing Merger Price Adjustments.
(a) Not later than five (5) Business Days prior to the Effective Time, DSLT will prepare and deliver to Parent, using and based upon the best information available to DSLT as of the end of the prior calendar month as adjusted for any material changes of which DSLT is aware prior to the date of delivery, a preliminary closing balance sheet and supporting information estimating the Adjusted

Merger Price after giving effect to all Merger Price adjustments set forth in
Section 3.07 that are anticipated either prior to the Effective Time or in connection with the Closing and that can be calculated or reasonably estimated. Sub will deliver to the Disbursing Agent, for delivery to the DSLT Stockholders (subject to pro rata withholding of the Merger Price to be held in escrow pursuant to Section 12A.01), Merger Consideration equal to, at the sole discretion and election of Parent, either (i) the estimated Adjusted Merger Price delivered in accordance with this Section 3.08 or (ii) the Merger Price as adjusted for any items described in subparagraphs (a), (c)(i) and (c)(ii) of
Section 3.07 as then known or as estimated in the manner set forth in Section
3.07 (the "Closing Payment").

     (b) Parent or DSLT as the surviving corporation, or an accounting firm (other than Arthur Andersen LLP) retained by Parent or DSLT as the surviving corporation, shall be responsible, working in conjunction with the Shareholders' Representative and his accountants and consultants, for the preparation of the DSLT Closing Balance Sheet and a statement setting forth the final calculation of the Adjusted Merger Price, which shall be delivered to the Shareholders' Representative not earlier than the 50th day following the Closing Date nor later than the 120th day following the Closing Date. The DSLT Closing Balance Sheet and the resulting calculation of the Adjusted Merger Price will be prepared as of the Closing Date and giving effect to the Merger. Parent will make available to the Shareholders' Representative and his accountants and consultants information which is in the possession of Parent or DSLT and which may be reasonably required by the Shareholders' Representative to assist in the preparation of the DSLT Closing Balance Sheet and to verify whether the DSLT Closing Balance Sheet and the Adjusted Merger Price are correct. Parent shall reimburse the Shareholders' Representative for any reasonable fees or expenses of his accountants and consultants incurred in connection with their assistance in the preparation of the DSLT Closing Balance Sheet, subject to the maximum amount described in Section 8.07. Not later than the 30th day following receipt of the DSLT Closing Balance Sheet, the Shareholders' Representative will deliver to Parent a written statement containing any changes that the Shareholders' Representative proposes be made to the DSLT Closing Balance Sheet; provided, however, that in the event the Shareholders' Representative fails to provide Parent with such written statement during such 30-day period, the Shareholders' Representative shall be deemed to have agreed with the DSLT Closing Balance Sheet and the Adjusted Merger Price as provided. The parties shall undertake to work together in good faith to agree on the final statement of the Adjusted Merger Price no later than 180 days after the Closing Date. In the event that the parties cannot reach agreement within such period of time, either party may refer the remaining matters in dispute to Arthur Andersen LLP, or such other nationally-recognized independent accounting firm as may be accepted by the Shareholders' Representative and Parent, for review and final determination. If neither party makes such referral within 30 days, the original DSLT Closing Balance Sheet, with such changes as were agreeable to the parties, shall become final and binding. The accounting firm will conduct the arbitration proceedings in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 3.08. The accounting firm's determination will be made within 30 days after submission of the matters in dispute and will be final and binding on both parties, without right of appeal, and may be enforced by appropriate judicial or other proceedings. In determining the proper amount of any adjustment to the Merger Price, the accounting firm will not increase the Merger Price more than the increase proposed by the

Shareholders' Representative nor decrease the Merger Price more than the decrease proposed by Parent or DSLT, as applicable. The accounting firm will act as an expert for the limited purpose of determining the specific disputed matters submitted by either party and may not award damages or penalties to either party with respect to any matter. The DSLT Stockholders and Parent will each bear their own legal fees and other costs of presenting their case. The DSLT Stockholders and Parent will each bear one-half of the costs and expenses of the accounting firm. Within 10 days after the earlier of (i) the expiration of Parent's 30-day review period without delivery of any written report or (ii) the date on which the parties or the accounting firm, as applicable, finally determines the disputed matters, DSLT (as the surviving corporation) will pay to the DSLT Stockholders the amount by which the Adjusted Merger Price exceeds the Closing Payment or the DSLT Stockholders will pay to DSLT the amount by which the Closing Payment exceeds the Adjusted Merger Price, as applicable. Any post-closing payment pursuant to this Section 3.08 will bear interest from the Closing Date to the date of payment at the Agreed Interest Rate.

     (c) All payments to be made under this Section 3.08 to the DSLT Stockholders will be made in the proportion of cash and Parent Common Stock calculated in the same manner as set forth in Section 3.02 (except that such payments will be in all cash in the event of Parent's timely delivery of the All Cash Election Notice or timely exercise of the Repurchase Option), which will be deposited with the Disbursing Agent for pro rata distribution to the DSLT Stockholders. All payments to be made under Section 3.08(b) to DSLT (as the surviving corporation) will be paid from the Escrow, either in cash or in Parent Common Stock valued at the Parent Share Value as of the date of distribution from the Escrow, as the case may be.

     Section 3.09. Repurchase Option. If Parent does not timely deliver an All Cash Election Notice, Parent shall have the option (the "Repurchase Option"), exercisable by written notice delivered to the Shareholders' Representative (the "Repurchase Notice") on or before the close of business on the 45th day after the Closing Date (or, if such 45th day is not a Business Day, the close of business on the next succeeding Business Day), to purchase all shares of Parent Common Stock issued pursuant to the Merger, including the shares initially placed in the Escrow pursuant to Section 12A.01 (collectively, the "Repurchased Shares"), for cash in an amount (the "Repurchase Price") equal to the sum of (i) the excess of (x) one-third of the Closing Payment less the amount of cash paid in lieu of fractional shares under Section 3.04 over (y) Five Million Dollars ($5,000,000), plus (ii) interest on such excess at the Agreed Interest Rate from the Closing Date to the date of repurchase of the Repurchased Shares. The Repurchase Option, and the right to Repurchase the Repurchased Shares, may be assigned by Parent to any other Person, provided that Parent provides prompt written notice of any such assignment to the Shareholders' Representative. Upon timely exercise of the Repurchase Option, the closing of the repurchase of the Repurchased Shares shall occur on the third Business Day after receipt by the Shareholders' Representative of the Repurchase Notice, at the offices of Parent or such other place and time as Parent and the Shareholders' Representative may agree. The Repurchase Price shall be paid or caused to be paid by Parent or its assignee by wire transfer in immediately available funds to the Disbursing Agent for distribution to the DSLT Stockholders in the same proportion as under
Section 3.03, subject to pro rata withholding of a portion thereof to be held in escrow pursuant to Section 12A.01. The Repurchased Shares shall be delivered to, or upon the order of, Parent or its assignee against such payment of the Repurchase Price. Upon closing of the Repurchase Option,

(A) the Merger Price, the Adjusted Merger Price and any calculations or adjustments that are dependent upon the Merger Price or the Adjusted Merger Price (including, without limitation, the Escrow Amount calculated under Section 12A.01) shall be based upon the sum of cash portion of the original Merger Price plus the amount obtained under clause (i) of the first sentence of this Section 3.09, disregarding the aggregate value originally assigned to the Repurchased Shares; and (B) thereafter the Escrow shall consist of all cash as described in
Section 12A.01.


                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF DSLT

     Subject to Section 13.01, DSLT represents and warrants to Sub and Parent that:

     Section 4.01. Organization; Power; Qualification. Each of DSLT and its Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation. Each of DSLT and its Subsidiaries has all requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals to own, lease, and operate its properties and to carry on its business or businesses as now being conducted. Each of DSLT and its Subsidiaries is duly qualified as a foreign corporation and is in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the properties owned, leased, or operated by it or the nature of the businesses conducted by it, except for such jurisdictions in which, in the aggregate, failure to so qualify would not have a Material Adverse Effect on DSLT and its Subsidiaries. DSLT has delivered to Sub and Parent complete and correct copies of the Articles or Certificate of Incorporation and Bylaws of each of DSLT and its Subsidiaries, as amended to the date hereof.

     Section 4.02. Authority; Power. The execution and delivery of this Agreement by DSLT has been authorized by all necessary corporate action on the part of DSLT. DSLT has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger (subject to shareholder approval as contemplated hereby) and to take any and all other actions required to be taken by it pursuant to the provisions of this Agreement. This Agreement constitutes the legal, valid, and binding obligation of DSLT, enforceable against DSLT in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, moratorium, or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     Section 4.03. No Violation. Except as contemplated by this Agreement or as set forth on Schedule 4.03, executing and delivering this Agreement, consummating the Merger under this Agreement, and complying with the terms of this Agreement will not conflict with, violate the terms of, constitute a default under (with or without the giving of notice or lapse of time or both), or result in any Lien being created upon any of the properties or assets of DSLT or any of its Subsidiaries pursuant to, their respective Articles or Certificate of Incorporation or Bylaws, any award of any arbitrator, or any material agreement, instrument, order, judgment, law, rule, or regulation to which DSLT or any of its Subsidiaries is subject or by which the properties of DSLT or any of its Subsidiaries is otherwise bound.

     Section 4.04. Capital Structure of DSLT and Related Matters. (a) The total authorized capital stock of DSLT consists of 4,000,000 shares of DSLT Common Stock, of which 1,149,209 shares are issued and outstanding, and 300,000 shares of DSLT Preferred Stock, none of which are issued and outstanding. All outstanding shares of DSLT Stock have been duly authorized, were validly issued, and are fully paid and non-assessable. None of the DSLT Stock is entitled to preemptive rights. DSLT has no outstanding options, warrants, or other rights of any kind to acquire any shares of capital stock of DSLT, or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire any shares of capital stock of DSLT, nor is DSLT committed to issue any such option, warrant, right, or security.

     (b) The capital structure and ownership of DSLT's Subsidiaries is set forth on Schedule 4.04. All outstanding shares of the capital stock of DSLT's Subsidiaries have been duly authorized, were validly issued, and are fully paid and non-assessable. None of the capital stock of DSLT's Subsidiaries is entitled to preemptive rights. Except for the options to acquire common stock of DCSFI held by certain officers of DCSFI in connection with the SAR Plans (which options will terminate or expire at or prior to the Effective Time pursuant to the SAR Plans), DSLT's Subsidiaries have no outstanding options, warrants, or other rights of any kind to acquire any shares of their respective capital stock, or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire any shares of their respective capital stock, nor is any of DSLT's Subsidiaries committed to issue any such option, warrant, right, or security. There are no restrictions on DSLT to vote the shares of capital stock of the Subsidiaries.

     (c) With the exception of a limited number of DSLT Stockholders collectively holding a proportion of DSLT Common Stock that is not material in the aggregate, each DSLT Stockholder is either (i) an "accredited investor," as that term is defined in Regulation D under the Securities Act or (ii) if not such an "accredited investor," such DSLT Stockholder either alone or with his or her purchaser representative has such knowledge and experience in financial and business matters that such DSLT Stockholder is capable of evaluating the merits and risks of the investment in Parent Common Stock pursuant to the Merger.
Fewer than 35 DSLT Stockholders are not "accredited investors." Each DSLT Stockholder does not currently intend to dispose of Parent Common Stock to be issued in the Merger except pursuant to sales under the Registration Statement, pursuant to the Repurchase Option or as otherwise permitted under the Securities Act.

     Section 4.05. Financial Statements. (a) True and complete copies of the consolidated balance sheets of DSLT and its Subsidiaries as of March 31, 1998, and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended March 31, 1998, as audited by Price Waterhouse LLP, Detroit, Michigan (collectively, the "DSLT Audited Financial Statements"), are attached as Schedule 4.05(A). The unaudited consolidated balance sheets of DSLT and its Subsidiaries as of June 30, 1998, and the related consolidated statements of income for the three months then ended (the "DSLT Unaudited Financial Statements") are attached hereto as Schedule 4.05(B). The

DSLT Audited Financial Statements and the DSLT Unaudited Financial Statements (collectively, the "DSLT Financial Statements") (including any related schedules and/or notes) are true and correct in all material respects (except that the DSLT Unaudited Financial Statements are subject to changes resulting from audit and to customary year-end adjustments), have been prepared in accordance with generally accepted accounting principles that were, except as otherwise stated therein, consistently followed throughout the periods involved (except that the DSLT Unaudited Financial Statements do not include statements of cash flows and statements of changes in shareholders' equity and the notes thereto which might be required by generally accepted accounting principles), and show all material liabilities, direct and contingent, required to be shown in accordance with such principles. The balance sheets included in the DSLT Financial Statements fairly present in all material respects the financial condition of DSLT and its Subsidiaries as at the dates thereof, and the consolidated statements of income, changes in shareholders' equity, and cash flows included therein fairly present in all material respects the results of the operations and cash flows for the periods indicated (except that the DSLT Unaudited Financial Statements are subject to changes resulting from audit and to customary year-end adjustments). Except for changes related to (i) the Real Estate Group or the Excluded Assets,
(ii) accrued liabilities or payments made in connection with the consummation of the Merger, (iii) accruals for income taxes based upon a partial year, or (iv) accruals for SAR payments required as a result of consummation of the Merger, changes to the DSLT Unaudited Financial Statements resulting from audit or customary year-end adjustments will not be material.

     (b) True and complete copies of the consolidated balance sheets of DCSFI and its Subsidiaries as of March 31, 1998, and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended March 31, 1998, as audited by Price Waterhouse LLP, Detroit, Michigan (collectively, the "DCSFI Audited Financial Statements"), are attached as Schedule 4.05(C). The unaudited consolidated balance sheets of DCSFI and its Subsidiaries as of June 30, 1998, and the related consolidated statements of income and cash flows for the three months then ended (the "DCSFI Unaudited Financial Statements") are attached hereto as Schedule 4.05(D). The DCSFI Audited Financial Statements and the DCSFI Unaudited Financial Statements (collectively, the "DCSFI Financial Statements") (including any related schedules and/or notes) are true and correct in all material respects (except that the DCSFI Unaudited Financial Statements are subject to changes resulting from audit and to customary year-end adjustments), have been prepared in accordance with generally accepted accounting principles that were, except as otherwise stated therein, consistently followed throughout the periods involved (except that the DCSFI Unaudited Financial Statements do not include statements of changes in shareholders' equity and the notes thereto which might be required by generally accepted accounting principles), and show all material liabilities, direct and contingent, required to be shown in accordance with such principles. The balance sheets included in the DCSFI Financial Statements fairly present in all material respects the financial condition of DCSFI and its Subsidiaries as at the dates thereof, and the consolidated statements of income, changes in shareholders' equity, and cash flows included therein fairly present in all material respects the results of the operations and cash flows for the periods indicated (except that the DCSFI Unaudited Financial Statements are subject to changes resulting from audit and to customary year-end adjustments). Except for changes related to (i) accrued liabilities or payments made in connection with the consummation of the Merger, (ii) accruals for income taxes based upon a partial year, or (iii) accruals for SAR payments required as a result of consummation of the Merger, changes to the DCSFI Unaudited Financial Statements resulting from audit or customary year-end adjustments will not be material.

     (c) The DSLT Descriptive Memo March 31, 1998 Balance Sheet is attached as
Schedule 4.05(E). Except to the extent adjusted in the DSLT Audited Financial Statements, the DSLT Descriptive Memo March 31, 1998 Balance Sheet (i) fairly presents in all material respects the financial condition of DSLT as of the date thereof on a pro forma basis to reflect all matters in connection with the distribution of the Real Estate Group and the Excluded Assets and the other matters described therein, and (ii) is true and correct in all material respects, based upon financial statements prepared in accordance with generally accepted accounting principles that were consistently followed (but excluding notes thereto which may be required by generally accepted accounting principles) and showing all material liabilities, direct and contingent, required to be shown in accordance with such principles.

     Section 4.06. Absence of Certain Changes. From March 31, 1998, except for segregating the Real Estate Group and the Excluded Assets and except as set forth on Schedule 4.06, DSLT and each of its Subsidiaries has conducted their respective business in the ordinary and usual course and there has not been (a) any damage, destruction, or other casualty loss (whether or not covered by insurance) having, or which would reasonably be expected to have, a Material Adverse Effect on DSLT and its Subsidiaries, (b) except for compensation increases in the ordinary course of business consistent with past practices, and except for the matters described in Article VIII, any increase in the compensation payable or to become payable by DSLT or any of its Subsidiaries to any of their respective employees or any increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by DSLT or any of its Subsidiaries for or with respect to any of their respective employees, (c) any labor dispute having a Material Adverse Effect on DSLT and its Subsidiaries, or, to the Knowledge of the Management Executives, any material activity or proceeding by a labor union or representative thereof to organize any employees of DSLT or its Subsidiaries, which employees were not subject to a collective bargaining agreement at March 31, 1998, or any lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of the Management Executives, threats thereof by or with respect to any employees of DSLT or its Subsidiaries, (d) except as contemplated by this Agreement or in the ordinary course of business, any material obligation or liability incurred by DSLT or any of its Subsidiaries or any creation or assumption by DSLT or any of its Subsidiaries of any Lien on any material asset or any loan, advance, or capital contribution to or material investment in any Person, (e) except as contemplated by this Agreement or under the SAR Plans, any declaration, setting aside, or payment of any dividend or other distribution in respect of capital stock of DSLT or any of its Subsidiaries, any direct or indirect redemption, purchase, or other acquisition of capital stock of DSLT or any of its Subsidiaries, or granting or entering into of any option or commitment relating to capital stock of DSLT or any of its Subsidiaries, (f) except as contemplated by this Agreement, any payment, discharge, or satisfaction of any material obligation or liability of DSLT or any of its Subsidiaries, other than in the ordinary course of business, (g) any sale, transfer, or other disposition of any material tangible or intangible asset of DSLT or any of its Subsidiaries, other than in the ordinary course of business, (h) any material change in accounting methods or practices or tax methods, practices, or elections by DSLT or any of its Subsidiaries, (i) any cancellation of any material debts or claims or, other than in the ordinary course of business, any termination or waiver of any material rights of DSLT or any of its Subsidiaries, or (j) except as contemplated by this Agreement, any agreement entered into by DSLT or any of its Subsidiaries to take any of the actions specified in the foregoing subsections (a) through (i).

     Section 4.07. Actions Pending. Schedule 4.07 lists all actions, suits, and proceedings pending or, to the Knowledge of the Management Executives, threatened, and all investigations, to the Knowledge of the Management Executives, pending or threatened, against DSLT or any of its Subsidiaries, or any properties or rights of DSLT or any of its Subsidiaries, or which in any [Amanner challenge or seek to prevent, enjoin, alter, or materially delay the transactions contemplated by this Agreement, by or before any court, arbitrator, or administrative or governmental body.

     Section 4.08. Outstanding Debt and Related Matters. DSLT and its Subsidiaries have no outstanding Debt except as set forth on Schedule 4.08 ("DSLT Existing Debt"). There exists no material default under the provisions of any instrument evidencing such Existing Debt or of any agreement relating thereto, except as listed on Schedule 4.08. Neither DSLT nor any of its Subsidiaries has guaranteed any obligation of any Person in excess of $100,000 except as set forth on Schedule 4.08.

     Section 4.09. Title to Properties. (a) Except with respect to the Real Estate Group and the Excluded Assets, Schedule 4.09 lists all real property owned of record or beneficially by DSLT or any of its Subsidiaries and all leases of real property under which DSLT or any of its Subsidiaries is a lessor or lessee. Except as set forth on Schedule 4.09 and except with respect to the Real Estate Group and the Excluded Assets, DSLT or one or more of its Subsidiaries has good and marketable title to the respective real properties owned by them, and good title to all of the other respective properties and assets owned by them, including the properties and assets reflected in the balance sheet as of March 31, 1998, included in the DSLT Audited Financial Statements (other than properties and assets disposed of in the ordinary course of business since that date), subject in the case of real property to the Lien of current taxes not yet due and payable, any facts which a survey or inspection would disclose, and all easements, highways, rights-of-way, agreements, covenants, conditions, encumbrances, restrictions, and limitations apparent or of public record (none of which will result in a Material Adverse Effect), and in all cases (including real property) subject to no material Lien of any kind. All leases listed on Schedule 4.09 are valid and subsisting and are in full force and effect in all material respects and there is no default by DSLT or, to the Knowledge of the Management Executives, any other party to such leases, that could reasonably be expected to have a Material Adverse Effect on DSLT and its Subsidiaries taken as a whole. DSLT has provided Parent with true and complete copies, to the extent in the possession of DSLT or its Subsidiaries, of all (i) surveys and title policies to all real property and (ii) leases, listed on
Schedule 4.09.

        (b) There are no pending condemnation or eminent domain proceedings, moratoriums on zoning, platting, construction, or extension or connection of utilities, or suits affecting the real property and leases listed on Schedule 4,09, or assessments affecting such real property and leases, or any part thereof, nor to the Knowledge of the Management Executives have any such proceedings or assessments been threatened or contemplated by any governmental authority.

        (c) There are no contracts or other obligations outstanding for the sale, exchange, or transfer of the real property listed on Schedule 4.09 or the lessee's interest in the leases listed on Schedule 4.09 or any portion thereof.

        (d) To the Knowledge of the Management Executives, no default or breach exists under any covenant, condition, restriction, right-of-way, or easement affecting the real property or leases listed on Schedule 4.09 or any portion thereof.

        (e) With respect to the real property listed on Schedule 4.09, and excepting the matters set forth on Schedule 4.16, to the Knowledge of the Management Executives there is no condition existing with respect to such real property which violates any law, rule, statute, ordinance, zoning regulation, building code, or other regulation of any governmental or quasi-governmental authority having jurisdiction over such real property. Excepting the matters set forth on Schedule 4.16, DSLT has not received any notice, written or otherwise, from any governmental or quasi-governmental authority requiring the correction of any condition with respect to such real property.

     Section 4.10. Taxes. DSLT and its Subsidiaries have or will have filed prior to or on the Closing Date all material Tax returns, statements, reports, and forms (including estimated Tax returns and reports) required to be filed by it or them or on its or their behalf on or before the Closing Date with any Taxing Authority, except for such returns, statements, reports, or forms, the failure of which to file would not have a Material Adverse Effect (collectively, the "DSLT Returns"). The DSLT Returns have been or will be filed when due in accordance with all applicable laws and, as of the time of filing, were or will be correct and complete in all material respects regarding the income, costs, business, assets, operations, activities, and status of DSLT and its Subsidiaries and any other items of information shown therein. DSLT and its Subsidiaries have or will have timely paid, withheld, or made reasonable provision for all Taxes shown as due and payable in the Returns, except for such Taxes that are being contested in good faith by appropriate proceedings and which are listed on Schedule 4.10. None of DSLT or its Subsidiaries are delinquent in the payment of any Tax due and payable as shown on any DSLT Return, or have requested or will request prior to or on the Closing Date an extension of time within which to file or send any Return which has not since been filed or sent, except that DSLT and its Subsidiaries have obtained an extension of time to file federal and state tax returns pertaining to the fiscal year ended March 31, 1998. None of DSLT or its Subsidiaries have or will have granted prior to or on the Closing Date any extension or waiver of the limitation period applicable to any DSLT Returns to any Taxing Authority. To the Knowledge of the Management Executives, there is no claim, audit, action, suit, proceeding, or investigation pending or threatened against or with respect to DSLT or any of its Subsidiaries in respect of any Tax except as set forth on
Schedule 4.10. None of DSLT or its Subsidiaries have pending requests for rulings with any Taxing Authority. There are no Liens for Taxes upon the assets of DSLT or any Subsidiary except Liens for current Taxes not yet due. Except for the agreements contemplated by this Agreement, none of DSLT or its Subsidiaries is currently under any contractual obligation to indemnify any other person with respect to Taxes nor is any of them a party to any material agreement providing for payments with respect to Taxes. Provision has been made in the DSLT Financial Statements for all anticipated tax liabilities, whether current, deferred or contingent. The distribution of the Real Estate Group and the Excluded Assets to the DSLT Stockholders shall not result in any taxable gain to, or any tax (including income or transfer tax) owed by, Parent or DSLT (as the surviving corporation).

     Section 4.11. Agreements and Other Matters; No Conflict. Schedule 4.11 lists all contracts, agreements, and binding commitments (including without limitation the CIC Agreements, but not including this Agreement, the SARs and the SAR Agreements related thereto, the agreements reflecting or pertaining to the Existing Debt set forth on Schedule 4.08, leases of real property set forth on Schedule 4.09, insurance policies set forth on Schedule 4.13, labor contracts set forth on Schedule 4.14 and at-will employment arrangements, licenses set forth on Schedule 4.15, and agreements entered into by DSLT or any of its Subsidiaries in the ordinary course of business with customers, distributors, brokers, vendors, or sales agents for the sale or distribution of products and related matters) of DSLT or any Subsidiary that involve payment of more than $250,000 in any twelve-month period and which cannot be terminated by DSLT or the Subsidiary on notice of ninety days or less. There is no default by DSLT or any of its Subsidiaries nor, to the Knowledge of the Management Executives, by any other party to any of the contracts, agreements, and commitments listed on
Schedule 4.11 or any other material contract or agreement to which DSLT or any of its Subsidiaries is a party, having, or which could reasonably be expected to have, a Material Adverse Effect on DSLT and its Subsidiaries. Each of the contracts, agreements, and binding commitments set forth on Schedule 4.11 and any other material contract or agreement to which DSLT or any Subsidiary is a party is valid, binding, and enforceable in all material respects, and, except as set forth on Schedule 4.11, no right to terminate thereunder will arise from the consummation of the transactions contemplated by this Agreement. To the Knowledge of the Management Executives, no other party to the contracts, agreements and binding commitments set forth on Schedule 4.11 has threatened to terminate any such contracts, agreements or commitments.

     Section 4.12.  Employee Benefit Plans.

        (a) Set forth on Schedule 4.12 is a listing of all: (i) (x) employee welfare benefit plans (as defined in Section 3(1) of ERISA) and (y) employee pension benefit plans (as defined in Section 3(2) of ERISA) (a) which have been maintained or administered by DSLT during the three-year period prior to the date hereof; (b) to which DSLT or any of its Subsidiaries contributed or were legally obligated to contribute during the three-year period prior to the date hereof, or (c) under which DSLT or any of its Subsidiaries had any liability during the three-year period prior to the date hereof, with respect to its current or former employees or independent contractors, and (ii) all other plans or arrangements maintained by DSLT or any of its Subsidiaries for the benefit of employees, including without limitation the SAR Plans (collectively, the "Benefit Plans"). None of DSLT or its Subsidiaries contributes or is obligated to contribute to any multiemployer plan (as defined in ERISA Section 3(37)), any multiple employer welfare arrangement (within the meaning of ERISA Section 3(40)), any voluntary employees' benefit association (within the meaning of Code
Section 501(c)(9)) or any employee stock ownership plan (as defined in ERISA
Section 407(d)(6).

        (b) Except as set forth in Schedule 4.12 hereto, each Benefit Plan which has been maintained by DSLT or an Affiliate and intended to qualify under
Section 401(a)
of the Code, has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section, and, to the Knowledge of the Management Executives, nothing has occurred with respect to the operation of each such Benefit Plan that would result in a loss of such qualification.

        (c) Each Benefit Plan maintained by DSLT or any Affiliate has complied in all material respects, both in form and operation, with the provisions and requirements of the Code, ERISA and all other applicable laws, and in accordance with the terms of such Benefit Plan. With respect to any Benefit Plan maintained by DSLT or any Affiliate, there has occurred no non-exempt "prohibited transaction," as defined in Section 406 of ERISA, or Section 4975 of the Code, or breach of fiduciary duty under ERISA or other applicable law, which could result, directly or indirectly (including without limitation through any obligation of indemnification or contribution), in any material taxes, penalties or other liability to DSLT or any Affiliate. Except as set forth in Schedule
4.12 hereto, no litigation, claim, arbitration, governmental administration proceeding or investigation or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of the Management Executives, threatened with respect to any Benefit Plan maintained by DSLT or an Affiliate.

        (d) Neither DSLT nor any Affiliate has incurred any material liability under Title IV of ERISA which will not be paid in full prior to Closing. Except as set forth in Schedule 4.12 hereto, there has been no "accumulated funding deficiency" (whether or not waived) with respect to any Benefit Plan maintained by DSLT or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Benefit Plan maintained by DSLT or any Affiliate and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the transaction contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043, or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) or (ii) event or condition which presents a material risk of plan termination or any other event that may cause DSLT or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Except as set forth in Schedule 4.12 hereto, all payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Benefit Plans maintained by DSLT or any Affiliate, for all periods prior to the date hereof, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 4.12 hereto). Except as described in Schedule 4.12 hereto, no Benefit Plan maintained by DSLT or any Affiliate within the three years preceding the date hereof and subject to Title IV of ERISA has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001 (a)(18), as of the Effective Time. Except as set forth in
Schedule 4.12 hereto, none of the Benefit Plans maintained by DSLT or any Affiliate within the three years preceding the date hereof has provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or any other applicable law) or has promised to provide such post-termination benefits. Except as provided in this Agreement or as set forth on
Schedule 4.12 hereto, there have been no increases in benefits and there are no promised increases in benefits (whether express, implied, oral or written) under any Benefit Plan maintained by DSLT or any Affiliate, nor are there any obligations, commitments or understandings to continue any such Benefit Plan (whether express, implied, oral or written), except pursuant to the terms thereof or as required by Section 4980B of the Code.

        (e) With respect to each Benefit Plan maintained by DSLT or any Affiliate within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Benefit Plan) have previously been delivered or made available to Parent: (i) all documents embodying or governing such Benefit Plan, and any funding medium for the Benefit Plan (including, without limitation, trust agreements) as they may have been amended through the date hereof, (ii) the most recent IRS determination or approval letter with respect to such Benefit Plan under Code Section 401 and any applications for determination or approval subsequently filed with the IRS;
(iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the current summary plan description for such Benefit Plan (or other descriptions of such Benefit Plan provided to employees) and any material modifications to prior versions thereof; (v) any insurance or annuity policy (including any fiduciary liability insurance policy) related to such Benefit Plan; and (vi) the three most recent summary annual reports provided to participants.

        (f) Except as set forth in Schedule 4.12 hereto, each Benefit Plan maintained by DSLT or any Affiliate as of the date hereof is subject to termination by the Board of Directors of DSLT or any Affiliate, as the case may be, without any further liability or obligation on the part of DSLT or any Affiliate to make further contributions to any trust maintained under any such Benefit Plan following such termination.

        (g) Except as provided in this Agreement or as set forth in Schedule 4.12, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by DSLT or any Affiliate (including, without limitation, severance, unemployment compensation, golden parachute (as defined in Section 280G of the Code) or otherwise) becoming due to any employee, director or consultant that would be nondeductible to DSLT or subject to tax under Section 4999 of the Code, or (ii) increase any benefits otherwise payable under any Benefit Plan.

        (h) Schedule 4.12 sets forth a true, correct and complete list of all obligations under the CIC Agreements and the SAR Plans payable as a result of the consummation of the transactions contemplated hereby.

        (i)  For purposes of this Section 4.12:

                (i) "Benefit Plan" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, parachute payment arrangements, deferred compensation agreements, supplemental income arrangements, vacation plans and all other employee benefit plans, agreements and arrangements not described in
(A) above;

        (ii) an entity "maintains" a Benefit Plan if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Benefit Plan, or has any obligation (by agreement or under applicable law) to contribute to such Benefit Plan, or if such Benefit Plan provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries); and

        (iii) an entity is an "Affiliate" of DSLT for purposes of this Section
4.12 if it is considered a single employer with DSLT under ERISA Section 4001(b) or part of the same "controlled group" as DSLT for purposes of ERISA Section 302(d)(8)(C).

     Section 4.13. Insurance. Schedule 4.13 lists all material insurance policies that insure DSLT or any of its Subsidiaries as of the date hereof. All such insurance policies are in full force and effect, and such insurance policies (or their reasonable equivalent) have been in full force and effect since April 1, 1998. None of DSLT or its Subsidiaries is in default in any material respect under any of these insurance policies, has failed to give notice or present any material claim thereunder in a timely manner, and, to the Knowledge of the Management Executives, there is no material claim by DSLT or its Subsidiaries pending under any of such policies as to which coverage has been questioned, denied, or disputed by the underwriters of such policies. To the Knowledge of the Management Executives, there is no threatened termination of, or material premium increase with respect to, any such policies.

     Section 4.14. Collective Bargaining Agreements, Employment Agreements, and Benefit Plans. Schedule 4.14 lists all employee benefit plans, all union, collective bargaining or other employee association agreements, and all other written agreements (other than the CIC Agreements, the SAR Plans and the agreements related thereto, the Benefit Plans set forth on Schedule 4.12, and at-will relationships with employees, brokers, consultants, or sales agents) providing for any material salary, bonus, benefits, management fees, or other compensation to be paid to any director, officer, employee, or agent (other than distributors, brokers, consultants, or sales agents) of DSLT or any of its Subsidiaries. Except as set forth on Schedule 4.14, neither DSLT nor any of its Subsidiaries (a) has breached or otherwise failed to comply in any material respect with any material provision of any plan or agreement set forth on
Schedule 4.14, (b) is subject to any unfair labor practice complaints pending before the National Labor Relations Board or the equivalent Canadian authority and, to the Knowledge of the Management Executives, is not subject to any current union representation questions involving persons employed by DSLT or any of its Subsidiaries, (c) to the Knowledge of the Management Executives, is, and has been within the last two (2) years, subject to any material activities or proceedings of any labor union (or representatives thereof) to organize any unorganized employees, or (d) is, or has been within the last two (2) years, subject to any strikes, organized slowdowns, work stoppages, or lockouts.
Except as set forth on Schedule 4.14, none of DSLT or its Subsidiaries has violated in any material respect, and none of DSLT or its Subsidiaries has received within the last two (2) years written notice of any claim with respect to a material violation or alleged material violation, of any Federal or state civil rights law, the Fair Labor Standards Act, as amended, the Age Discrimination in Employment Act, as amended, the National Labor Relations Act, as amended, the Occupational Safety and Health Act, as amended, or the Vocational Rehabilitation Act of 1973, as amended, or any equivalent Canadian laws or regulations other than claims that have been settled or dismissed and for which DSLT and its Subsidiaries has no material continuing obligation.

     Section 4.15. Intellectual Property. Schedule 4.15 attached hereto lists all Intellectual Property (other than copyrights, unregistered trade dress or trade secrets (which trade secrets include process technology and formulas)) owned by or used in the business of DSLT and its Subsidiaries. DSLT or its Subsidiaries has good title to all Intellectual Property indicated to be so owned on Schedule 4.15, free and clear of all Liens of any nature whatsoever, except those listed on Schedule 4.15, and no person has a right to receive a royalty or similar payment in respect of any Intellectual Property indicated as owned by DSLT or its Subsidiaries, except as listed on Schedule 4.15. To the Knowledge of the Management Executives, (a) neither DSLT nor any of its Subsidiaries is a party to any material license or other agreement relating to any of the Intellectual Property, except with respect to the license agreements regarding the trade name "Diamond Crystal" and the related symbol which are described on Schedule 4.15 and except as otherwise listed on Schedule 4.15; (b) no other Intellectual Property of the type required to be listed on Schedule
4.15 is required to permit the conduct of the businesses of DSLT or its Subsidiaries as now conducted without conflict with the rights of others, other than in respects not material to DSLT and its Subsidiaries taken as a whole; (c) neither DSLT nor any of its Subsidiaries has received written notice of any alleged infringement or other violation of any third party's Intellectual Property rights except as set forth on Schedule 4.15; (d) no proceedings have been instituted against DSLT or any of its Subsidiaries, nor, to the Knowledge of the Management Executives, are any proceedings threatened against DSLT or any of its Subsidiaries alleging any violation of any third party's Intellectual Property rights; (e) no Intellectual Property right of DSLT or any of its Subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement materially restricting the use thereof by DSLT or its Subsidiaries or materially restricting the licensing thereof by DSLT or its Subsidiaries to any Person except as set forth on Schedule 4.15; and (f) neither DSLT nor any of its Subsidiaries has entered into any material agreement to indemnify any other Person against any charge of infringement of any Intellectual Property except as set forth on Schedule 4.15.

     Section 4.16.  Environmental Matters.

                (a) To the Knowledge of the Management Executives, each of DSLT and its Subsidiaries has obtained any and all material permits or licenses required by any governmental entity regarding the effect of their respective operations on air, water, or waste ("Environmental Permits") (or has filed any and all necessary Environmental Permit applications) reasonably necessary to conduct their respective business as it is now being conducted, and as to any Environmental Permits that have expired or are about to expire, each of DSLT and its Subsidiaries has timely and properly applied for renewal. To the Knowledge of the Management Executives, each of DSLT and its Subsidiaries is operating within the limits set forth in all such Environmental Permits and in compliance with all applicable laws and regulations relating to protection of human health and the environment.

                (b) Schedule 4.16 lists all: (i) demands, requests for information, citations, summons or orders that, to the Knowledge of the Management Executives, have been received; (ii) complaints that, to the Knowledge of the Management Executives, have been filed; (iii) penalties that, to the Knowledge of the Management Executives, have been assessed; and (iv) investigations or reviews that, to the Knowledge of the Management Executives, are pending or threatened, by any Federal, state, local, or Canadian environmental agency, within the past two (2) years, and all written notices of violations issued by Federal, state, local, or Canadian environmental agencies received by DSLT or its Subsidiaries within the past two (2) years.

                (c) Except as indicated on Schedule 4.16, none of DSLT or its Subsidiaries has operated, and they currently do not operate, any surface impoundment, incinerator, landfill, tank, waste pile, or deep well injection system on its owned, or previously owned or leased, real property for the purpose of Treatment, Storage and Disposal of Solid Wastes, each as defined by the Federal Resource Conservation and Recovery Act, as amended ("RCRA").

                (d) To the Knowledge of the Management Executives, except as indicated on Schedule 4.16, none of DSLT or its Subsidiaries has transported or arranged for the transportation of any Hazardous Wastes or Hazardous Substances as defined in either RCRA or the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), to any location which, to the Knowledge of the Management Executives, is listed under CERCLA, or under any similar published list of sites requiring investigation or clean-up published by any states or Canadian provinces or which, to the Knowledge of the Management Executives, is the subject of Federal, state, local, or Canadian enforcement actions or other investigations which may lead to claims against DSLT or any of its Subsidiaries for clean-up costs, remedial work, or damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                (e) Except as indicated on Schedule 4.16, to the Knowledge of the Management Executives, (i) there has not occurred any release of a reportable quantity of a Hazardous Substance, as defined under CERCLA, on real property while DSLT or any of its Subsidiaries owned or leased the real property, nor has there been any material release by DSLT into ground, surface, or navigable waters which violate any Federal, state, local, or Canadian laws, rules, or regulations concerning water pollution; (ii) no Federal, state, local, or Canadian government or agency has asserted or created a Lien under CERCLA or any equivalent law upon any or all of such real property as a result of any use, spill, discharge, or clean-up of any Hazardous Substance, as defined under CERCLA, while DSLT or any of its Subsidiaries owned or leased the real property, or any other environmental Lien; and (iii) no such use, spill, discharge, cleanup, or other act has occurred on such real property that creates an imminent threat to the environment or to public health, under any Federal, state, local, or Canadian laws, rules, or regulations.

                (f) Except as set forth on Schedule 4.16, to the Knowledge of the Management Executives, no real property now or previously owned or leased by DSLT or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or cleanup or containing known or suspected environmental contamination. To the Knowledge of the Management Executives, none of DSLT or its Subsidiaries currently is required to place any notice or restriction relating to the presence of Hazardous Substances, as defined under CERCLA, at the real property owned by it in any deed to such property.

        Section 4.17. General Compliance with Laws. Each of DSLT and its Subsidiaries are in compliance with all applicable laws, rules, and regulations, ordinances, writs, injunctions, orders, decrees, policies of any federal, state, local, or Canadian governmental department, commission, board, bureau, agency, or instrumentality, except to the extent that any non-compliance would not have a Material Adverse Effect on DSLT and its Subsidiaries.

        Section 4.18. Governmental Consents. Except for any filing required under the Hart-Scott-Rodino Act, neither the nature of DSLT or any of its Subsidiaries, nor their respective business or properties, nor any relationship between DSLT or any of its Subsidiaries and any other Person, nor any circumstance in connection with the Merger pursuant to this Agreement, is such as to require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court or administrative or governmental body (other than filing the Certificate of Merger with the Corporation, Securities and Land Development Bureau of the State of Michigan Department of Consumer and Industry Services) in connection with the execution and delivery by DSLT of this Agreement or compliance by DSLT with its terms.

        Section 4.19. Minute Books and Stock Record Books. The minute books of DSLT and each of its Subsidiaries contain complete and accurate records in all material respects of all official meetings and other official corporate actions of their respective stockholders and Boards of Directors, including committees of the Boards of Directors. The stock record books of DSLT and its Subsidiaries contain complete and accurate records of all transactions involving equity securities issued by each of them.

        Section 4.20. Directors and Officers. Schedule 4.20 identifies all of the directors and officers of DSLT and each of its Subsidiaries.

        Section 4.21. Brokers' or Finders' Fees. Except for fees payable to Piper Jaffray Inc., no agent, broker, investment banker, or other person or firm acting on behalf of DSLT or any of its directors or executive officers, or under the authority of any of them, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated hereby. DSLT has provided Parent with a true and complete copy of DSLT's engagement letter with Piper Jaffray Inc.

        Section 4.22.  Disclosure.

                (a) No representation or warranty of DSLT in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

                (b) None of the information supplied or to be supplied by DSLT for inclusion in the Proxy Statement/Prospectus will, at the time of mailing the Proxy Statement/Prospectus to the DSLT Stockholders, and at the time of the meeting of the DSLT Stockholders to be held in accordance with Section 6.13, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 4.23. Opinion of Financial Advisor. DSLT has received the opinion of Piper Jaffray Inc. to the effect that, as of the date hereof, the consideration to be received by the DSLT Stockholders pursuant to this Agreement is fair from a financial point of view to such holders.

        Section 4.24. Customers and Suppliers. To the Knowledge of the Management Executives, the relationships of DSLT and its Subsidiaries with their respective material customers, distributors, and suppliers are satisfactory. No material customer, distributor, or supplier has terminated, nor provided DSLT or any of its Subsidiaries with notice of its intent to terminate, nor to the Knowledge of the Management Executives threatened to terminate, all or any material portion of its relationship with DSLT or any of its Subsidiaries during the preceding 12-month period.

        Section 4.25. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of DSLT Common Stock entitled to vote is the only vote of the holders of any class or series of DSLT capital stock necessary to approve this Agreement and the transaction contemplated hereby.

        Section 4.26. Excluded Assets. Except with respect to liabilities that are (i) reflected in the DSLT Descriptive Memo March 31, 1998 Balance Sheet or
(ii) paid or to be paid on behalf of the DSLT Stockholders (without reimbursement from Parent, Sub or DSLT as the surviving corporation), DSLT and Sub will not have incurred at and will not incur following the Effective Time any liabilities (including taxes) in connection with the Real Estate Group and the Excluded Assets.

        Section 4.27. Irrevocable Proxies. DSLT has obtained and has provided to the Shareholders' Representative irrevocable proxies (in a form acceptable to Parent) from holders of at least a majority of the outstanding shares of DSLT Common Stock (or such greater number of shares of DSLT Common Stock as may be required to approve the Agreement and the transactions contemplated hereby by DSLT's Articles of Incorporation or Bylaws or in any agreement of DSLT Stockholders) to vote all shares of DSLT Common stock held by such stockholders at a meeting of the stockholders of DSLT on a proposal regarding the approval of this Agreement and the transaction contemplated hereby (unless this Agreement has been terminated pursuant to Section 12.01) and on other matters requested by Parent.

        Section 4.28. Representations and Warranties as of the Date of this Agreement. Except as otherwise indicated therein, the representations and warranties contained in the foregoing Section 4.01 through Section 4.27, inclusive, are made as of the date of this Agreement.

                                   ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF SUB AND PARENT

     Sub and Parent jointly and severally represent and warrant to DSLT that:

     Section 5.01. Organization; Power; Qualification. Sub is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Michigan. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of Parent and Sub has all requisite corporate power and authority and all material governmental licenses, authorizations, consents, and approvals to own, lease, and operate its properties and carry on its business or businesses as now being conducted. Each of Parent and Sub is duly qualified as a foreign corporation and is in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the properties owned, leased or operated by it or the nature of the businesses conducted by it, except in such jurisdictions in which, in the aggregate, the failure to so qualify would not have a Material Adverse Effect on Sub or Parent, respectively. Parent has delivered to DSLT complete and correct copies of the Articles or Certificate of Incorporation and Bylaws of each of Parent and Sub, as amended to the date hereof.

     Section 5.02. Authority; Power. The execution and delivery of this Agreement by each of Parent and Sub has been authorized by all necessary corporate action on the part of Parent and Sub. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger (subject to shareholder approval as contemplated hereby) and to take any and all other actions required to be taken by it pursuant to the provisions of this Agreement. This Agreement constitutes the legal, valid, and binding obligation of each of Parent and Sub, enforceable against each of them in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, moratorium, or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     Section 5.03. No Violation. Except as contemplated by this Agreement or as set forth on Schedule 5.03, executing and delivering this Agreement, consummating the Merger under this Agreement, and complying with the terms of this Agreement will not conflict with, violate the terms of, constitute a default under (with or without the giving of notice or lapse of time or both), or result in any Lien being created upon any of the properties or assets of Parent or any of its Subsidiaries pursuant to, their respective Articles or Certificate of Incorporation or Bylaws, any award of any arbitrator, or any material agreement, instrument, order, judgment, law, rule, or regulation to which Parent or any of its Subsidiaries is subject or by which the properties of Parent or any of its Subsidiaries is otherwise bound.


     Section 5.04. Capital Structure of Parent and Related Matters; Common Stock to be Issued. (a) The total authorized capital stock of Parent consists of 50,000,000 shares of common stock, without par value (the "Parent
Common Stock"), of which 27,050,208 shares were issued and outstanding as of August 10, 1998, and 5,000,000 shares of preferred stock (the "Parent

Preferred Stock" and, together with the Parent Common Stock, the "Parent Stock"), none of which are issued and outstanding. All outstanding shares of the Parent Stock have been duly authorized, were validly issued, and are fully paid and non-assessable. None of the Parent Stock is entitled to preemptive rights. Except as set forth on Schedule 5.04(a), Parent has no outstanding options, warrants, or other rights of any kind to acquire any shares of capital stock of Parent, or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire any shares of capital stock of Parent, nor is Parent committed to issue any such option, warrant, right, or security.

        (b) The Parent Common Stock to be issued to the DSLT shareholders hereunder, when issued by Parent pursuant to this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable, will be issued in compliance with applicable federal and state securities laws, will have the rights and preferences set forth in the Articles or Certificate of Incorporation of Parent previously delivered to DSLT, and will be free and clear of all liens, encumbrances, and adverse claims.

        Section 5.05. No Financing Contingency. Parent has cash and cash equivalents on hand or available (subject to the waivers described in Section 7.06) which are sufficient for the current operations of Parent and to pay the Cash Consideration to the DSLT shareholders, and there is no financing condition to the obligations of Sub or Parent hereunder other than securing the waivers described in Section 7.06.

        Section 5.06. Absence of Certain Changes. From September 30, 1997, except as set forth on Schedule 5.06, Parent and each of its Subsidiaries have conducted their respective business in the ordinary and usual course and there has not been (a) any damage, destruction, or other casualty loss (whether or not covered by insurance) having, or which would reasonably be expected to have, a Material Adverse Effect on Parent and its Subsidiaries, (b) any labor dispute having a Material Adverse Effect on Parent and its Subsidiaries, or, to the Knowledge of Parent, any material activity or proceeding by a labor union or representative thereof to organize any employees of Parent or its Subsidiaries, which employees were not subject to a collective bargaining agreement at September 30, 1997, or any lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of Parent, threats thereof by or with respect to any employees of Parent or its Subsidiaries, (c) any sale, transfer, or other disposition of any material tangible or intangible assets of Parent or any of its Subsidiaries, other than in the ordinary course of business, which would have a Material Adverse Effect on Parent and its Subsidiaries, or (d) except as contemplated by this Agreement, any agreement entered into by Parent or any of its Subsidiaries to take any of the actions specified in the foregoing subsections (a) through
(c).

        Section 5.07. Actions Pending. Schedule 5.07 lists all actions, suits, and proceedings pending or, to the Knowledge of Parent, threatened, and all investigations, to the Knowledge of Parent, pending or threatened, which in any manner challenge or seek to prevent, enjoin, alter, or materially delay the transactions contemplated by this Agreement, by or before any court, arbitrator, or administrative or governmental body.

        Section 5.08. Outstanding Debt and Related Matters. Parent and its Subsidiaries have no outstanding Debt in excess of $10,000,000 except as set forth on Schedule 5.08 ("Parent

Existing Debt"). Except as listed on Schedule 5.08, there exists no material default under the provisions of any instrument evidencing such Parent Existing Debt or of any agreement relating thereto, the effect of which could reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries.

        Section 5.09. Agreements and Other Matters; No Conflict. To the Knowledge of Parent, there is no default by Parent or any of its Subsidiaries or any other party to any material contract or agreement to which Parent or any of its Subsidiaries is a party having, or which could reasonably be expected to have, a Material Adverse Effect on Parent and its Subsidiaries. Each of such material contracts and agreements is valid, binding and enforceable in all material respects, and, except as set forth on Schedule 5.09, no right to terminate thereunder will arise from the consummation of the transactions contemplated by this Agreement.

        Section 5.10. Employee Benefit Plans. With respect to each (i) (x) employee welfare benefit plan (as defined in Section 3(1) of ERISA) and (y) employee pension benefit plan (as defined in Section 3(2) of ERISA), (a) which was maintained or administered by Parent immediately prior to Closing, (b) to which Parent or any of its Subsidiaries contributed to, or was legally obligated to contribute to immediately prior to Closing, or (c) under which Parent or any of its Subsidiaries had any liability immediately prior to Closing, with respect to its current or former employees or independent contractors, and (ii) all other plans or arrangements maintained by Parent or any of its Subsidiaries for the benefit of employees (collectively, the "Parent Benefit Plans"), to the Knowledge of Parent, as of the Closing Date, each of Parent and its Subsidiaries is in compliance with all material provisions of the Parent Benefits Plans, and, to the Knowledge of Parent, all insurance premiums attributable to coverage under the Parent Benefit Plans relating to periods prior to the date hereof have been paid or accrued for by Parent.

        Section 5.11. General Compliance with Laws. To the Knowledge of Parent, each of Parent and its Subsidiaries are in compliance with all applicable laws, rules, and regulations, ordinances, writs, injunctions, orders, decrees, policies of any federal, state, local, or foreign governmental department, commission, board, bureau, agency, or instrumentality, except to the extent that any non-compliance would not have a Material Adverse Effect on Parent and its Subsidiaries.

        Section 5.12. Governmental Consents. Except for any filing required under the Hart-Scott-Rodino Act, neither the nature of Parent or any of its Subsidiaries, nor their respective business or properties, nor any relationship between Parent or any of its Subsidiaries and any other Person, nor any circumstance in connection with the Merger pursuant to this Agreement, is such as to require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court or administrative or governmental body (other than filing the Certificate of Merger with the Corporation, Securities and Land Development Bureau of the State of Michigan Department of Consumer and Industry Services) in connection with the execution and delivery by Parent and Sub of this Agreement or compliance by Parent and Sub with its terms.

        Section 5.13. Broker's or Finder's Fees. Except for fees payable to Lehman Brothers Inc., no agent, broker, investment banker, or other person or firm acting on behalf of Sub or Parent or any of their directors or executive officers, or under the authority of any of them, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated hereby.

        Section 5.14.  Disclosure.

                (a) No representation or warranty of Sub or Parent in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

                (b) None of the information supplied or to be supplied by Sub or Parent for inclusion in the Proxy Statement/Prospectus will, at the time of mailing the Proxy Statement/Prospectus to the DSLT Stockholders and at the time of the meeting of such shareholders to be held in accordance with Section 6.13, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                (c) Parent has furnished to DSLT copies of its Transition Report on Form 10-K for the transition period ended September 30, 1997 and all other statements, reports, registration statements (other than registration statements on Form S-8, if any) filed by Parent with the SEC since September 30, 1997, and prior to the date hereof (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and to Parent's knowledge none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent contained in the SEC Documents fairly present the financial condition and results of operations of Parent as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except in the case of unaudited financial statements for the absence of notes thereto and subject to normal year-end audit adjustments. Parent has further furnished to DSLT copies of all comment letters received by Parent from the SEC since January 1, 1997.

        Section 5.15. Representations and Warranties as of the Date of this Agreement. Except as otherwise indicated therein, the representations and warranties contained in the foregoing Section 5.01 through Section 5.14, inclusive, are made as of the date of this Agreement.

                                  ARTICLE VI.

                         PRE-CLOSING COVENANTS OF DSLT

     Except with the prior consent of Sub and Parent, which consent shall not be unreasonably withheld or delayed, DSLT covenants and agrees, between the date of this Agreement and the Closing, that DSLT shall comply, and cause its Subsidiaries to comply, with the following provisions:

     Section 6.01. Maintenance of Corporate Status. Each of DSLT and its Subsidiaries will be maintained at all times as a corporation validly existing and in good standing under the laws of their respective states of incorporation, and in good standing as a foreign corporation in all jurisdictions in which they are qualified to do business on the date of this Agreement.

     Section 6.02. Operation of Business. Each of DSLT and its Subsidiaries shall operate its business in the usual, regular, and ordinary manner only (other than as contemplated or permitted by this Agreement), and will use reasonable efforts to (a) preserve its present business organization intact, (b) keep available the services of the present employees, (c) continue and preserve good relationships with suppliers, customers, lenders, and others having business dealings with it, and (d) maintain in full force and effect all licenses and permits reasonably required to operate its businesses as presently conducted. Except as contemplated or permitted by the provisions of this Agreement, neither DSLT nor any of its Subsidiaries shall incur any material liabilities after the date hereof other than in the ordinary course of its business.

     Section 6.03. Maintenance of Assets and Properties. Each of DSLT and its Subsidiaries shall maintain all of its assets and properties in their present order and condition, subject to normal wear and tear and normal obsolescence and the requirements of its business, and will maintain insurance upon all of its properties and assets and operations of the kind and in the amounts existing as of the date of this Agreement, to the extent available on a reasonably comparable basis. Notwithstanding anything contained in this Section to the contrary, prior to the Effective Time DSLT will distribute to the DSLT Stockholders the assets comprising the Real Estate Group and the Excluded Assets, subject to all liabilities with respect thereto, which liabilities shall be assumed by the Real Estate Group. The form of all documents necessary to implement such distribution shall be subject to the prior written approval of Parent, which approval shall not be unreasonably withheld, delayed or conditioned.

     Section 6.04. Maintenance of Records and Compliance with Laws. Each of DSLT and its Subsidiaries shall maintain its books, accounts and records in the usual, regular and ordinary manner and will comply in all material respects with all federal, state, local, or foreign laws, rules, regulations, permits, and licenses applicable to it and to conducting its business.

     Section 6.05. Governing Documents. No amendment will be made to the articles or certificate of incorporation or bylaws of DSLT or any of its Subsidiaries, except that the articles and/or bylaws of the entities comprising the Real Estate Group may be modified in connection with the distribution of such entities to the DSLT Stockholders.

     Section 6.06. No Change in Capitalization. Except for changes required in connection with the distribution to the DSLT Stockholders of the entities comprising the Real Estate Group, no change will be made in the number of issued and outstanding shares of capital stock of DSLT or any of its Subsidiaries, and neither DSLT nor any of its Subsidiaries shall subdivide or in any way reclassify any of its shares of capital stock. No option, warrant, or any other right to purchase or to convert any obligation or security into shares of capital stock of DSLT or any of its Subsidiaries will be granted, and no agreement of whatever description will be entered into under or in connection with any shares of capital stock of DSLT or any of its Subsidiaries.

     Section 6.07. Dividends and Other Payments. Except for the regular quarterly dividend to the DSLT Stockholders, declared at a rate not to exceed $.33 per share of DSLT Common Stock per quarter, using customary record and payment dates, DSLT shall not declare or pay any dividends or other distributions on its outstanding stock to any shareholders or purchase or redeem any of its stock, or otherwise acquire any of its stock, or issue any notes or other evidences of indebtedness (except with respect to indebtedness relating to the Real Estate Group or the Excluded Assets and which is assumed by the Real Estate Group). Except in the ordinary course of business or as may be contemplated or permitted by this Agreement, neither DSLT nor any of its Subsidiaries shall make any payments of salaries or other compensation for services to its non-employee shareholders or to any other Person, and shall not make any capital expenditures in excess of $100,000 except as may be involved in ordinary repair, maintenance or replacements or except as may have been previously approved by the Board of Directors of DSLT or DCSFI and disclosed in writing to Parent prior to the date hereof. Notwithstanding anything contained in this Section to the contrary, prior to the Effective Time DSLT will distribute to the DSLT Stockholders the assets comprising the Real Estate Group and the Excluded Assets.

     Section 6.08. Access; Cooperation. DSLT shall grant to Sub and Parent and their accountants, attorneys and other authorized representatives, subject to the Confidentiality Agreement, the right, upon reasonable notice and during normal business hours, to enter upon the offices and plant sites of DSLT and its Subsidiaries in order to inspect their respective records and business operations and to consult with their officers, key employees, attorneys, and agents. DSLT and its Subsidiaries shall cooperate with Sub and Parent and their officers, directors, employees, attorneys, accountants, and other agents and do such other acts and things in good faith as may be reasonable to timely effectuate the purposes of this Agreement and the consummation of the Merger in accordance with the provisions of this Agreement.

     Section 6.09. Loans or Contingent Liabilities. Except as otherwise contemplated or permitted by the provisions of this Agreement, neither DSLT nor any of its Subsidiaries shall incur any Debt or extend credit or guarantee, insure or assume any contingent liability with respect to the obligations of any other Person, except for borrowings under existing bank facilities listed on
Schedule 4.08 and the endorsement of checks in the ordinary course of business.

        Section 6.10. Performance of Obligations Under Agreements. Each of DSLT and its Subsidiaries shall timely perform in all material respects all of the material obligations and covenants set forth in its leases, agreements, contracts, and binding commitments.

        Section 6.11. Fire or Casualty. In the event that any material assets or properties of DSLT or its Subsidiaries are damaged or destroyed as a result of fire, casualty, or other occurrence, no settlement shall be made with any insurance company and no decision with regard to restoring or rebuilding any properties shall be made without first consulting in good faith with Sub and Parent.

        Section 6.12. Additional Notices. DSLT shall give or cause to be given all notices to governmental authorities and other third parties required to be given by DSLT or its Subsidiaries under any authorization, lease, note, mortgage, indenture, agreement, or other instrument in connection with the transactions contemplated by this Agreement.

        Section 6.13. Shareholders Meeting; Informational Materials. DSLT shall cause a special meeting of its shareholders to be duly called and held as soon as practicable following the execution and delivery of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of DSLT shall, subject to the fiduciary duties of the members thereof, recommend approval and adoption of this Agreement and the Merger by DSLT's shareholders. In connection with this meeting, DSLT:

                (a) shall mail to its shareholders as promptly as practicable an appropriate proxy statement and/or prospectus describing the Merger (the "Proxy Statement/Prospectus") and all other materials for use in connection with the special meeting of shareholders, which shall include the information required by Section 502(b)(2) of Regulation D under the Securities Act (provided that Parent shall provide DSLT with copies of its filings with the SEC and any other information necessary for DSLT to comply with the foregoing covenant);

                (b) shall use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the Merger; and

                (c) shall otherwise comply with all legal requirements applicable to such meeting.

        Prior to the Effective Time, DSLT shall obtain from each DSLT Stockholder a certification as to such DSLT Stockholder's status as an "accredited investor" and such DSLT Stockholder's investment intent (as set forth in Section 4.04(c)). To the extent that any DSLT Stockholder does not provide adequate representations and agreements with respect to such DSLT Stockholder's status, the Merger Consideration payable to such DSLT Stockholder shall, at Parent's election, consist solely of cash, in which event the Merger Consideration allocated to the other DSLT Stockholders shall be proportionately adjusted so that the aggregate Merger Consideration shall not be affected thereby.

        Section 6.14. Other Offers. (a) DSLT agrees that (i) prior to the Effective Time, neither it nor any of its Subsidiaries will, and each of them will not permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, solicit or encourage (including by way of furnishing confidential or non-public information), directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender offer, merger, consolidation, share exchange or similar transaction involving, or any purchase of all or a material part of the assets on a consolidated basis or the capital stock of, DSLT or any of its Subsidiaries (any such transaction, proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning an Acquisition Proposal; and (ii) each of them will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing.

                (b) DSLT will promptly notify parent in writing of any requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal.

                (c) Nothing in this Section 6.14 shall permit DSLT to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, DSLT shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal.

        Section 6.15. Changes to Representations and Warranties in Article IV. DSLT shall deliver to Sub and Parent, as soon as reasonably practical after discovery thereof, but not later than at the Closing, written notice of supplemental information updating or changing the information set forth in the representations and warranties set forth in Article IV to reflect any subsequent occurrences or inaccuracies (and such notice shall specify the representations and warranties, including the schedules referred to therein, to which such supplemental information relates).

        Section 6.16. Governmental Approvals. Promptly after this Agreement is executed, DSLT shall file all applications and reports which are required to be filed by DSLT with any governmental agency or authority in connection with the transactions contemplated by this Agreement, including without limitation any filing required of it under the Hart-Scott-Rodino Act. DSLT shall also promptly provide all information as any governmental agency may require in connection with any such application or report.

        Section 6.17. No Acquisitions. DSLT will not, and it will not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets, of or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

        Section 6.18. No Dispositions. Other than: (i) dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to DSLT and its Subsidiaries taken as a whole,
(ii) product sales in the ordinary course of business consistent with past practice, and (iii) distributions of the Real Estate Group and the Excluded Assets, DSLT will not and it will not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

        Section 6.19. No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, DSLT will not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of DSLT or any of its Subsidiaries.

        Section 6.20. Certain Employee Matters. Except as required or permitted under the CIC Agreements, DSLT will not and it will not permit any of its Subsidiaries to: (i) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Benefit Plans or employment policies as in effect on the date hereof to any director, officer or employee, whether past or present; (ii) become obligated under any new DSLT employee benefit plan, which was not in existence or approved by the DSLT Board of Directors prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder; (iii) other than annual increases in the ordinary course of business consistent with past practices, grant any increases in the compensation (salary, bonus or other) of any of its directors, officers or employees; (iv) enter into any new, or amend any existing, employment or severance or termination agreement with any director, officer or key employee; or (v) terminate the employment of any officer or employee of DSLT or any of its Subsidiaries without cause.

        Section 6.21. Notification of Certain Occurrences. DSLT will provide prompt notice to Parent of what it in good faith believes to be any material occurrence in its business. DSLT will promptly notify Parent of any lawsuits, claims, proceedings or investigations that are threatened or commenced against DSLT or any of its Subsidiaries.

        Section 6.22. Taxes. DSLT will not make any tax election or settle or compromise any material federal, state, local or foreign income tax liability.


                                  ARTICLE VII.

                    PRE-CLOSING COVENANTS OF SUB AND PARENT

        Except with the prior consent of DSLT, which consent shall not be unreasonably withheld or delayed, each of Sub and Parent covenants and agrees, between the date of this Agreement and the Closing, that it shall comply, and Parent shall cause its Subsidiaries to comply, with the following provisions:

        Section 7.01. Maintenance of Corporate Status. Each of Parent and Sub will be maintained at all times as a corporation validly existing and in good standing under the laws of their respective states of incorporation, and in good standing as a foreign corporation in all jurisdictions in which they are qualified to do business on the date of this Agreement.

        Section 7.02. Access; Cooperation. Parent and its Subsidiaries shall cooperate with DSLT and its officers, directors, employees, attorneys, accountants, and other agents and do such other acts and things in good faith as may be reasonable to timely effectuate the purposes of this Agreement and the consummation of the Merger in accordance with the provisions of this Agreement.

        Section 7.03. Shareholders Meeting; Informational Materials. To the extent necessary, Parent shall cause a special meeting of its shareholders to be duly called and held as soon as practicable following the execution and delivery of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of Parent shall, subject to the fiduciary duties of the members thereof, recommend approval and adoption of this Agreement and the Merger by Parent's shareholders. In connection with this meeting, Parent:

                (a) shall mail to its shareholders as promptly as practicable all materials that may be required for use in connection with the special meeting of shareholders;

                (b) shall use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the Merger; and

                (c) shall otherwise comply with all legal requirements applicable to such meeting.

        Section 7.04. Changes to Representations and Warranties in Article V. Parent shall deliver to DSLT, as soon as reasonably practicable after discovery thereof, written notice of supplemental information updating or changing the information set forth in the representations and warranties set forth in Article V to reflect any subsequent occurrences or inaccuracies (and such notice shall specify the representations and warranties, including the schedules referred to therein, to which such supplemental information relates).

        Section 7.05. Governmental Approvals. Promptly after this Agreement is executed, Sub and Parent shall file all other applications and reports which are required to be filed by Sub or Parent with any governmental agency or authority in connection with the transactions contemplated by this Agreement, including without limitation any filing required of them under the Hart-Scott-Rodino Act. Sub and Parent shall also promptly provide all information as any governmental agency may require in connection with any such application or report.

        Section 7.06. Bank Waivers. Parent shall use commercially reasonble efforts to obtain, within twenty-one (21) days following the date of execution of this Agreement, the waivers required under its bank credit facility to consummate the Merger without causing an event of default. Parent shall deliver to DSLT copies of all such waivers immediately upon receipt thereof.

                                 ARTICLE VIII.

                                 OTHER MATTERS

     Section 8.01. CIC Agreements; SAR Plans; Retiree Benefits. Parent will cause DSLT and DCSFI to continue to administer and to honor all of their respective obligations under the CIC Agreements and the SAR Plans. Parent will cause DSLT and DCSFI to continue to administer and to honor all of their respective obligations under the DSLT retiree health care policy (as summarized on Schedule 8.01), DSLT Salaried Retirement Plan, DSLT Top Management Plan, the DSLT Executive Management Performance Incentive Plan, the Diamond Crystal Executive Management Performance Incentive Plan, and the Diamond Crystal Hourly Retirement Plan. With respect to the DSLT retiree health care policy, (i) Parent will cause DSLT and DCSFI to continue to administer such policy and to continue to honor all of their respective obligations under such policy with respect to (a) all former employees of DSLT or its Subsidiaries who are participants receiving or eligible to receive benefits under such policy, (b) all current employees of DSLT or its Subsidiaries who, as of the Closing Date, would be eligible to retire and receive benefits under such policy (without the necessity of actual retirement by such employees prior to the Closing Date) and
(c) the individuals named in clause (iii) of this sentence, (ii) after the Effective Time Parent or DSLT (as the surviving corporation) may elect at any time to modify or terminate such policy with respect to any employees of DSLT or its Subsidiaries who, as of the Closing Date, would not be eligible to retire and receive benefits under such policy, and (iii) notwithstanding the provisions of clause (ii) of this sentence, Frederick S. Moore and Hugh D. McMorran, current employees of DSLT, shall continue to be eligible to receive all benefits under such policy (in the case of Mr. McMorran without regard to his age) without the necessity of actual retirement by such employees prior to the Closing Date and whether or not such employees actually retire prior to the Closing Date. The benefits and coverage for all individuals covered or to be covered by the DSLT retiree health care policy within the scope of the preceding sentence shall continue at a level equal to or greater than the benefits and coverage as in effect on the date hereof, with the understanding that the providers of selected coverage items or the terms of such coverage may be substituted or modified from time to time so long as the overall benefits and coverage are not reduced in the aggregate. Effective on the Closing Date, all unvested DSLT participants in the DSLT Top Management Plan shall automatically be deemed vested without regard to age or service requirements. The deferred compensation obligations under the Executive Management Performance Incentive Plans are to be observed by being paid out in the recommended manner (i.e., over a 10-year period beginning on January 1st of the year after termination) as described in Section 4.4 of each of such Plans as it exists immediately prior to the Effective Time. The individuals who are parties to a CIC Agreement, or are or are to be participants under the SAR Plans, the Executive Management Performance Incentive Plans, or the Diamond Crystal Hourly Retirement Plan or beneficiaries of the DSLT Salaried Retirement Plan, DSLT Top Management Plan, and the DSLT retiree health care policy on the Closing Date shall be deemed to be third-party beneficiaries of this Agreement with respect to the provisions of this Section 8.01.

     Section 8.02. Employee Severance Payments. With respect to any employee of DSLT or any of its Subsidiaries at the time of the Closing who is terminated without cause within one year from the date of the Closing and who is not otherwise a party to a CIC Agreement, a collective bargaining agreement, or another written employment agreement, Parent will cause DSLT to comply with the severance compensation policy summarized in Schedule 8.02. DSLT shall not be required and has no obligation to make or cause to be made any payments pursuant to this Section
8.02 or pursuant to any severance plan or policy to any employee who is a party to a CIC Agreement, a collective bargaining agreement, or another written employment agreement. The employees of DSLT and its Subsidiaries on the Closing Date shall be deemed to be third-party beneficiaries of this Agreement with respect to the provisions of this Section 8.02.

        Section 8.03. Matters Regarding IRBs. Prior to the Closing, Parent shall obtain a letter of credit (the "Substitute Letter of Credit") to replace the existing letter of credit (the "Existing Letter of Credit") securing the Industrial Development Revenue Bonds issued in connection with the purchase of and construction on the Indianapolis Manufacturing/Office Facility.

        Section 8.04. Existing Bonus Plans. The DSLT Executive Management Performance Incentive Plan and the Diamond Crystal Executive Management Performance Incentive Plan have been amended to provide for pro-rated incentive bonus payments based upon a partial year for the fiscal year of DSLT and DCSFI ending March 31, 1999, which partial year will end at the Effective Time, with performance determined based upon the results for such partial year.

        Section 8.05. Post-Closing Taxes. DSLT shall prepare and file any return related to Taxes for the periods up to and including the Closing, and DSLT (and not the shareholders of DSLT) shall bear any liability with respect to Taxes due and payable for periods up to and including the Closing. DSLT (as the surviving corporation) and Parent shall not be liable after the Effective Time for any taxes related to the operations or assets of, or the distribution of, the Real Estate Group and the Excluded Assets, and the liability for all such taxes shall be assumed by the Real Estate Group.

        Section 8.06. Indemnity. (a) Following the Closing, Parent shall indemnify, defend, and hold harmless the pre-closing DSLT Stockholders and the pre-closing officers and directors of DSLT and its Subsidiaries from any claim related to the failure of DSLT or its Subsidiaries to pay any amount or to honor any obligation Parent has agreed to cause DSLT (as the surviving corporation) and its Subsidiaries to pay or honor. The pre-closing DSLT Stockholders and the pre-closing officers and directors of DSLT and its Subsidiaries shall be deemed to be third-party beneficiaries of this Agreement with respect to the provisions of this Section 8.06(a).

                (b) Following the Closing, the Real Estate Group shall indemnify, defend, and hold harmless Parent and DSLT (as the surviving corporation) and their respective officers and directors from any claim related to the liabilities assumed by the Real Estate Group. At or before the time of distribution of the Real Estate Group to the DSLT Stockholders, DSLT's existing guaranty (the "Halco Guaranty") of certain bank indebtedness of Halco Investments Partnership will be released (and, if required by the lender, assumed by a member of the Real Estate Group). In the event that the Halco Guaranty is not released on or prior to the Closing Date, then on the Closing Date the Real Estate Group will deliver into escrow, under a mutually-acceptable escrow agreement, cash in an amount equal to the then maximum amount of the Halco Guaranty, to secure any costs or liabilities incurred by Parent or DSLT (as the surviving corporation) in connection with any demand made under the Halco Guaranty. The escrowed funds shall beplaced in an interest-bearing account and shall be disbursed in full (less any amounts disbursed to Parent or DSLT to cover costs or liabilities as described in the preceding sentence) to the Real Estate Group immediately upon the bank's release of the Halco Guaranty.

        Section 8.07. Payment of Certain Fees and Expenses. Prior to the date hereof, DSLT has provided to Parent an estimate of the fees and expenses that DSLT reasonably anticipates that it will incur in connection with the Merger. On the Closing Date, Parent shall pay or cause DSLT to pay, (i) the fees of Piper Jaffray Inc. pursuant to the terms of the engagement letter delivered to Parent pursuant to Section 4.21 and (ii) all other reasonable fees and expenses (not to exceed $750,000 in the aggregate) incurred by DSLT in connection with the Merger, including but not limited to, the fees and expenses of its counsel, consultants and accountants, which fees and expenses shall in no manner be deducted from the amount of the Merger Price to be paid to the DSLT shareholders.

        Section 8.08. Registration of Parent Common Stock. At the Closing Date, the DSLT Stockholders shall have the following registration rights with respect to any Parent Common Stock issued pursuant to this Agreement.

                (a) Registration Rights for Parent Common Stock; Filing of Registration Statement. Parent will utilize its reasonable best efforts to cause, as soon as practicable following the Closing Date, a registration statement to be filed under the Securities Act for the purpose of registering the Parent Common Stock issued in the Merger for resale by a Holder thereof (the "Registration Statement"). For purposes of this Section, a person is deemed to be a "Holder" of Parent Common Stock whenever such person is the record owner of Parent Common Stock. Parent will use its best efforts to have the Registration Statement become effective and cause the Parent Common Stock to be registered under the Securities Act, and registered, qualified or exempted under the State securities laws of such jurisdictions as any Holder reasonably requests, as soon as reasonably practicable following the Closing Date, provided, however, that Parent shall not be required to qualify to do business in any state or to consent to be subject to general service of process in any state where it is not otherwise required to be so qualified or subject. Parent shall be entitled to place appropriate restrictive legends on any shares of Parent Common Stock issued in the Merger.

                (b) Expenses of Registration. Parent shall pay all expenses incurred by Parent in connection with the registration, qualification, or exemption of the Parent Common Stock, including any SEC and state securities law registration and filing fees, printing expenses, fees, and disbursements of Parent's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Parent in connection with such registration, qualification, or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Parent shall not, however, be liable for any sales, broker's, or underwriting commissions upon any Holder's sale of the Parent Common Stock.

                (c) Furnishing of Documents. Parent shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement, and such other documents as the Holders may reasonably request in order to facilitate the offering of the Parent Common Stock.

                (d) Amendments and Supplements. Parent shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Parent Common Stock is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                (e) Effective Period. Parent shall maintain the effectiveness of the Registration Statement until the earlier of (i) such time as all shares of Parent Common Stock issued in the Merger have been sold pursuant to the Registration Statement, (ii) such time as each DSLT Stockholder may sell all its shares of Parent Common Stock received in the Merger under Rule 144 of the Securities Act (or any successor rule or regulation) without regard to volume limitations or (iii) the second anniversary of the Closing Date; provided, that in the event Parent determines in good faith that, because it has under consideration a significant acquisition or disposition or other material transaction that has not been publicly disclosed or that it is in the process of preparing for filing with the SEC a Report on Form 8-K or other form or that as a result of any fact the disclosure of which at that time would be materially disadvantageous to Parent, the Registration Statement may contain a material misstatement or omission, the Parent may cause the Registration Statement to not to be used for a period not to exceed sixty (60) days.

                (f) Further Information. Each Holder shall furnish Parent such information regarding itself as Parent may reasonably request and as shall be required in connection with any registration of Parent Common Stock, qualification, or compliance referred to in this Agreement.

                (g) Indemnification. In addition to any indemnification rights of the parties under Section 8.06 or Article XIIA, the parties shall have the following rights and obligations.

                        (i) Parent will indemnify and hold harmless the Holders, and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs, and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Parent will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                (ii) Each of the Holders severally, but not jointly, will indemnify and hold harmless Parent, and each person, if any, who controls Parent within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs, and expenses to which Parent or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of the Holder specifically for use in the preparation thereof; provided that Parent shall look solely to the applicable Holder's pro-rata portion of the Escrow to satisfy any claim for indemnification pursuant to this subparagraph.

                (iii) Promptly after an indemnified party receives notice pursuant to the provisions of subparagraphs (g)(i) or (g)(ii) of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party hereunder, promptly notify the indemnifying party of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby, nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions hereof for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless
(A) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

        Section 8.09. Listing Application. Parent shall promptly prepare and submit to the AMEX a listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to the official notice of issuance.


                                  ARTICLE IX.

             CONDITIONS PRECEDENT TO OBLIGATIONS OF SUB AND PARENT

        The obligations of Sub and Parent under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

        Section 9.01. Deliveries by DSLT. DSLT shall have delivered to Sub and Parent the documents and items specified in Section 11.02.

        Section 9.02. Representations and Warranties of DSLT. Each of DSLT's representations and warranties contained in this Agreement, disregarding any modification by any notice given pursuant to Section 6.15, shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) with the same force and effect as though made at and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Article IV hereof) could not reasonably be expected to have a Material Adverse Effect on DSLT and its Subsidiaries taken as a whole.

        Section 9.03. Compliance. DSLT shall have complied with and fulfilled in all material respects all of the covenants, agreements, obligations, and conditions required by this Agreement to be complied with or fulfilled by it at or prior to the Closing.

        Section 9.04. Compliance Certificate. DSLT shall have delivered to Sub and Parent a certificate of its President and Chief Financial Officer in their corporate officer capacity and not personally, dated the Closing Date, certifying that the conditions specified in Sections 9.02, 9.03, 9.06, 9.07 and 9.08, as to DSLT, have been fulfilled.

        Section 9.05. DSLT Counsel Opinion. Sub and Parent shall have received a written opinion of counsel from Dickinson Wright PLLC, counsel for DSLT, dated the Closing Date, in substantially the form attached hereto as Exhibit 9.05.

        Section 9.06. Legal Proceedings. None of Sub, Parent, or DSLT shall be subject to any injunction, preliminary restraining order or other similar decree of a court of competent jurisdiction against performing the transactions contemplated by this Agreement or imposing any limitation on Parent's ownership of any portion of Parent's or DSLT's business or assets, and there shall be no suit or proceeding by a governmental authority seeking any such injunction, order or decree pending or threatened.

        Section 9.07. Governmental Approvals. All governmental consents and approvals necessary to permit the transactions contemplated by this Agreement shall have been received, including without limitation the Registration Statement being declared effective, and the waiting period required with respect to any filing made under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

        Section 9.08. DSLT Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by holders of a majority of the outstanding shares of DSLT Common Stock entitled to vote thereon at a meeting duly convened therefor or at any adjournment thereof.

        Section 9.09. Bank Waivers. Parent shall have obtained and delivered to DSLT the bank waivers described in Section 7.06.

        Section 9.10. No Material Adverse Change. Since the date hereof, except for (i) changes that affect the industries in which DSLT and its Subsidiaries operate generally and (ii) changes related to the potential loss of customers, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute a Material Adverse Effect with respect to DSLT and its Subsidiaries.



                                   ARTICLE X.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF DSLT

        The obligations of DSLT under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

        Section 10.01. Deliveries by Sub and Parent. Sub and Parent shall have delivered to DSLT the documents and items specified in Section 11.03.

        Section 10.02. Representations and Warranties of Sub and Parent. Each of the representations and warranties by Sub and Parent contained in this Agreement, disregarding any modification by any notice given pursuant to Section 7.04, shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) with the same force and effect as though made at and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Article V hereof) could not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

        Section 10.03. Compliance. Sub and Parent shall have complied with and fulfilled in all material respects all of the covenants, agreements, obligations, and conditions required by this Agreement to be complied with or fulfilled by them at or prior to the Closing.

        Section 10.04. Compliance Certificate. Sub and Parent shall each have delivered to DSLT a certificate of its President and Chief Financial Officer in their corporate officer capacity and not personally, dated the Closing Date, certifying that the conditions specified in Sections 10.02, 10.03, 10.06, 10.07 and 10.08, as to Sub and Parent, have been fulfilled.

        Section 10.05. Sub and Parent Counsel Opinion. DSLT and the DSLT shareholders shall have received a written opinion from Baker & Botts, L.L.P., counsel for Sub and Parent, dated the Closing Date, in substantially the form attached hereto as Exhibit 10.05.

        Section 10.06. Legal Proceedings. None of Sub, Parent, or DSLT shall be subject to any injunction, preliminary restraining order or other similar decree of a court of competent jurisdiction against performing the transactions contemplated by this Agreement.

        Section 10.07. Governmental Approvals. All governmental consents and approvals necessary to permit the transactions contemplated by this Agreement shall have been received, including without limitation the Registration Statement being declared effective, and the waiting period required with respect to any filing made under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

        Section 10.08. Parent Shareholder Approval. If required, Parent's shareholders shall have approved this Agreement and the transactions contemplated hereby at a meeting duly convened therefor or at any adjournment thereof.

        Section 10.09. Bank Waivers. Parent shall have obtained and delivered to DSLT the bank waivers described in Section 7.06.

        Section 10.10. Parent Share Value. The Parent Share Value, calculated as of the Closing Date, shall be at least $8.00, unless the All Cash Election Notice is timely delivered by Parent.



                                  ARTICLE XI.

                                    CLOSING

        Section 11.01. Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., local time, on the next Business Day following the date on which all of the conditions precedent set forth in Article IX and Article X have been satisfied or waived, or on such other date as the parties shall agree (the "Closing Date"). The Closing shall be held at the offices of Dickinson Wright PLLC, Detroit, Michigan or at such other place as the parties shall agree.

        Section 11.02. Deliveries by DSLT. At the Closing, DSLT shall deliver to Sub and Parent the following duly executed documents and other items in form reasonably satisfactory to Sub and Parent:

                (a) The executed compliance certificate specified in Section
        9.04.

                (b) The counsel's opinion specified in Section 9.05.

                (c) The resignations of the officers and directors of DSLT and its Subsidiaries as specified by Parent, each dated as of the Closing Date, but not to be effective until Parent's written acceptance thereof (provided that, in order to avoid any unreasonable delay in the application of the CIC Agreements, such written acceptance must be delivered, if at all, within five (5) business days after the Closing
        Date).

        Section 11.03. Deliveries by Sub and Parent. At the Closing, Sub and Parent shall deliver to DSLT the following duly executed documents and other items in form reasonably satisfactory to DSLT:

                (a) A certificate of the Disbursing Agent acknowledging receipt from Sub of the cash required by Section 3.02 and Section 3.03 for payment of the Cash Consideration to each of the DSLT shareholders.

                (b) The executed compliance certificates specified in Section 10.04.

                (c) The counsel's opinion specified in Section 10.05.



                                  ARTICLE XII.

                                  TERMINATION

        Section 12.01. Events of Termination. This Agreement may, by notice given in the manner hereinafter provided, be terminated and abandoned at any time prior to completion of the Closing:

                (a) by DSLT if there has been a material misrepresentation or a material default or breach by Sub or Parent with respect to Sub's or Parent's representations and warranties in this Agreement or the due and timely performance of any of the covenants and agreements of Sub or Parent contained in this Agreement, and such misrepresentation, default, or breach involves a Material Adverse Effect on Sub or Parent, and such material misrepresentation, default or breach shall not have been cured within ten (10) days after Sub or Parent receives notice specifying particularly such misrepresentation, default or breach; or

                (b) by Sub or Parent if there has been a material misrepresentation or a material default or breach by DSLT with respect to DSLT's representations and warranties in this Agreement or the due and timely performance of any of DSLT's covenants and agreements contained in this Agreement, and such misrepresentation, default or breach involves a Material Adverse Effect on DSLT, and such material misrepresentation, default or breach shall not have been cured within ten (10) days after DSLT receives notice specifying particularly such misrepresentation, default or breach; or

                (c) by DSLT at any time after November 15, 1998, if any of the conditions precedent to DSLT's obligations under this Agreement shall not have been satisfied, unless waived by DSLT, provided, however, that in the event that the condition set forth in Section 10.07 has not been satisfied by November 15, 1998, DSLT may not terminate this Agreement hereunder unless such condition has not been satisfied on or before December 31, 1998; or

                (d) by Sub or Parent at any time after November 15, 1998, if any of the conditions precedent to the obligations of Sub and Parent under this Agreement shall not have been satisfied, unless waived by Sub and Parent, provided, however, that in the event that the condition set forth in Section 9.07 has not been satisfied by November 15, 1998, neither Parent nor Sub may terminate this Agreement hereunder unless such condition has not been satisfied on or before December 31, 1998; or

                (e) by DSLT at any time after September 25, 1998, if the condition precedent set forth in Section 10.09 shall not have been satisfied as of the date of such termination; or

                (f) by mutual agreement of all of DSLT, Sub, and Parent.

        Section 12.02. Effect of Termination. (a) In the event this Agreement is terminated pursuant to Section 12.01, all obligations of the parties shall terminate except for those obligations set forth in Sections 12.02(b) and 13.05, which obligations shall survive indefinitely.

                (b) Parent Fee. If this Agreement is terminated by DSLT under
Section 12.01(a) because of breach of the covenant set forth in Section 7.06, or by DSLT under Section 12.01(c) due to failure of the condition precedent to the obligations of DSLT set forth in Section 10.08, or by DSLT under Section 12.01(e) due to the failure of the condition precedent to the obligations of DSLT set forth in Section 10.09, or by Parent or Sub under Section 12.01(d) due to failure of the condition precedent to the obligations of Parent and Sub set forth in Section 9.09, then, in any of such events, Parent will pay to DSLT a non-refundable fee of $1.5 million by wire transfer of immediately available funds to an account designated by DSLT in writing. If this Agreement is terminated by DSLT under Section 12.01(c) due to the failure of the condition precedent to the obligations of DSLT set forth in Section 10.10, and if the Parent Share Value as of the date of termination of this Agreement by DSLT is less than $7.25, then Parent shall reimburse DSLT for its reasonable out-of-pocket costs and professional fees incurred in connection with the matters contemplated by this Agreement, in an amount not to exceed $250,000 in the aggregate, by wire transfer of immediately available funds to an account designated by DSLT in writing.

                                  ARTICLE XIIA

                           ESCROW AND INDEMNIFICATION


        Section 12A.01. Escrow Amount. Sub or the Disbursing Agent will hold back and place into escrow with the Disbursing Agent or another Person mutually agreed-upon by Parent and the Shareholders' Representative ("Escrow Agent") pursuant to an escrow agreement (the "Escrow"), Merger Consideration equal to ten percent (10%) of the Closing Payment (the "Escrow Amount") as established pursuant to Section 3.08(a), to secure the indemnification obligations for Losses (described in Section 12A.03) and to secure the return to DSLT (as the surviving corporation) of any amount by which the Closing Payment exceeds the Adjusted Merger Price ("Merger Price Overpayment"). In the event that DSLT timely receives from Parent the All Cash Election Notice, then the escrow shall consist of all cash. In the absence of DSLT's timely receipt of the All Cash Election Notice, then the entire escrow shall consist of a number of shares of Parent Common Stock, equal to the quotient obtained by ten percent (10%) of the Closing Payment divided by the Parent Share Value. In the event that, after the Closing, Parent or its assignee timely exercises the Repurchase Option, then, upon the closing of the Repurchase Option, the Parent Common Stock theretofore held in the Escrow shall be delivered to, or upon the order of, Parent or its assignee against delivery to the Escrow Agent of cash in an amount equal to ten percent (10%) of the excess of the Closing Payment over Five Million Dollars ($5,000,000), which amount shall thereafter secure the indemnification for Losses and the return of any Merger Price Overpayment.

        Section 12A.02. Escrow Distributions. Any and all distributions to and from the Escrow shall be allocated among the DSLT Stockholders, pro rata, based on each holder's proportionate interest in shares of DSLT Common Stock held immediately prior to the Merger, as separate subaccounts for each holder. Any and all distributions of Parent Common Stock from the Escrow shall be valued at the Parent Share Value as of the date of disribution. Any distribution from the Escrow is to be adjusted to reflect the appropriate Tax Adjustment (provided that the payment to which such distribution relates is within a category cutomarily deductible for federal income tax purposes), such that only the net amount following such adjustment shall be withdrawn, and Parent or DSLT (as the surviving corporation) shall use its own funds to make the full amount of the gross payment required even though the actual tax adjustment might be deferred.

        Section 12A.03. Indemnification. Each DSLT Stockholder severally on a pro-rata basis, but not jointly, shall indemnify and defend Parent and DSLT (as the surviving corporation) and hold each of them harmless, to the extent provided hereby (but only by means of deduction from the Escrow as set forth herein and subject to the limitation set forth in Section 12A.06), from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "Losses") resulting from or arising out of (i) any error, inaccuracy, breach or misrepresentation in any representation, warranty or agreement of DSLT contained herein (without giving effect to the individual materiality qualifications otherwise contained in any representation, warranty or agreement), (ii) the past or present presence of, release, remediation or clean up of, or exposure to, Hazardous Substances relating to or located on, within or under any asset owned, leased or used by DSLT or any of its Subsidiaries prior to the Closing, (iii) violation of any Environmental Permits or environmental laws or regulations prior to the Closing,
(iv) in the event that Ronald M. Tarantino does not elect to remain employed by DCSFI (or by Parent or any of Parent's subsidiaries or affiliates) after the Closing Date, fifty percent (50%) of the amount of any payment, net of the applicable Tax Adjustment, required to be made to Mr. Tarantino under paragraph 3(e) of the CIC Agreement pertaining to Mr. Tarantino, (v) any payments required to be made to Dissenting Shareholders under Section 3.06 and not paid at or prior to the Closing, (vi) any severance payments referenced in Section 8.02, in each case net of the applicable Tax Adjustment, made within one (1) year after the Closing Date to any employee of DSLT or its Subsidiaries, to the extent that the payment to such employee exceeds the equivalent of such employee's base salary multiplied by one week for each full or partial year of service (provided that Parent shall be solely responsible, without any deduction from the Escrow, for the amount of any severance payment to the extent in excess of the guidelines of the severance policy of DSLT described in Schedule 8.02), and
(vii) any liabilities, costs or expenses relating to the Excluded Assets and the Real Estate Group or the distribution thereof (including any taxes incurred thereon or incurred as a result of the distribution thereof). Any claim for indemnification pursuant to this Section 12A.03 made prior to the 50th day after the Closing Date shall be held in abeyance until the earlier to occur of the 50th day after the Closing Date or the closing of the Repurchase Option (if timely exercised). No claim for indemnification pursuant to this Section 12A.03 may be made subsequent to the date one (1) year after the Effective Time. Following the expiration of one (1) year after the Effective Time (or, if there is then pending any timely claim(s) for indemnification pursuant to this Section 12A.03, upon final resolution of such claim(s)), any balance in the Escrow (including any interest or dividends for the benefit of the DSLT Stockholders as described in Section 12A.08) shall be distributed to the DSLT Stockholders after deduction for any payments required by Section 3.07.

        Section 12A.04.  Third Party Claims.

                (a) If any third party shall notify Parent or DSLT with respect to any third-party claim (a "Third-Party Claim") that may give rise to a Loss, then Parent or DSLT (as the surviving corporation) shall promptly notify the Shareholders' Representative of such claim in writing by registered mail or overnight courier; provided, however, that no delay on the part of Parent or DSLT in notifying the Shareholders' Representative shall relieve the DSLT Stockholders from any obligation hereunder unless (and then solely to the extent) they are prejudiced thereby. The parties acknowledge that "Third-Party Claims" shall not include any claims submitted by customers, distributors or suppliers of DSLT or its Subsidiaries that relate to earned income credits, customer rebates, or similar adjustments to accounts receivable according to the historical practice of DSLT and its Subsidiaries pursuant to agreements with its customers, distributors or suppliers.

                (b) The DSLT Stockholders will have the right to defend Parent or DSLT against such Third-Party Claim with counsel of their choice reasonably satisfactory to Parent so long as (i) the DSLT Stockholders so notify Parent in writing within 15 days; (ii) the amount of value in the Escrow Account (valued, in the case of Parent Common Stock, at the Parent Share Value) exceeds the greater of (A) the amount of the damages asserted in the Third-Party Claim or (B) the good faith estimate by Parent of the maximum potential Loss; (iii) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief; and (iv) the DSLT Stockholders conduct the defense of the Third-Party Clam actively and diligently. The DSLT Stockholders will be reimbursed from the Escrow promptly and periodically for the costs of defending against such Third-Party Claim (including reasonable attorneys' fees and expenses).

                (c) So long as the DSLT Stockholders are conducting the defense of the Third-Party Claim in accordance with Section 12.04(b), (i) Parent or DSLT may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (ii) Parent or DSLT will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Shareholders' Representative (which consent will not be withheld unreasonably); and (iii) the DSLT Stockholders will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of Parent (which consent will not be withheld unreasonably).

                (d) In the event any of the conditions in Section 12A.04(b) is or becomes unsatisfied, however, (i) Parent may defend against the Third-Party Claim in any manner it reasonably may deem appropriate; provided, however, that Parent shall not consent to the entry of any judgment or enter into any settlement or agreement to settle a Third-Party Claim without the prior written consent of the Shareholders Representative, which consent shall not be unreasonably withheld, (ii) Parent or DSLT will be reimbursed from the Escrow promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses); and (iii) the DSLT Stockholders will remain responsible for any Loss that Parent or DSLT actually suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Article XIIA.

        Section 12A.05. Indemnity Claims Procedure. At any time DSLT (as the surviving corporation) shall have a claim for indemnification for Losses, DSLT shall submit such claim to the Shareholders' Representative in writing via registered mail or overnight courier, and within 30 calendar days after receipt thereof the Shareholders' Representative shall notify DSLT, in writing, whether he or she agrees with such claim; provided, however, that in the event that the Shareholders' Representative shall fail to so notify DSLT (as the surviving corporation), the Shareholders' Representative shall be deemed to have agreed to the release of cash in the amount of such claim (or the equivalent amount of stock) from the Escow. In the event that the Shareholders' Representative notifies DSLT that he disagrees with such claim, the Shareholders' Representative shall provide DSLT with written notice specifying the basis for such disagreement and, if the Shareholders' Representative and DSLT shall be unable to reach agreement within 30 days, the matter will be submitted to arbitration pursuant to the rules of the American Arbitration Association in Houston, Texas, before a panel of three arbitrators, the cost of which shall be borne equally by the DSLT Stockholders, on one hand, and DSLT on the other. Any determination by the arbitrators shall be final and binding on the parties.

        Section 12A.06. Limitation; Sole Remedy. Notwithstanding anything to the contrary in this Article XIIA, the DSLT Stockholders shall not be required to indemnify DSLT for Losses unless the aggregate of all amounts for which indemnity would otherwise be due exceeds $500,000, and then only for any Losses exceeding such amount. The obligations of the DSLT Stockholders to (i) return any Merger Price Overpayment to DSLT and (ii) to indemnify Parent and DSLT (as the surviving corporation) for any payments described in clauses (iv), (v), (vi) and (vii) of Section 12A.03, are not subject to any threshold amount. The remedy provided for in this Article XIIA shall be the only remedy available to Parent or DSLT following the Effective Time with respect to claims for Losses and for any Merger Price Overpayment.

                Section 12A.07. Indemnification of Shareholders' Representative; Successor Shareholders' Representative. (a) Each of the DSLT Stockholders hereby constitutes and appoints Frederick S. Moore as the Shareholders' Representative to take such action on their behalf in the capacity of Shareholders' Representative and to exercise such rights, power and authority as are authorized, delegated and granted to the Shareholders' Representative under this Agreement in connection with the transactions contemplated hereby, to give and receive notices and communications, and to take all actions necessary or appropriate, in the judgment of the Shareholders' Representative, under such instructions as the Shareholders' Representative determines are appropriate, to accomplish the foregoing. The Shareholders' Representative shall not be liable for any act done or omitted hereunder as Shareholders' Representative unless resulting from gross negligence or wilful misconduct. The DSLT Stockholders shall, jointly and severally, indemnify the Shareholders' Representative and hold him harmless from and against any loss, liability or expense incurred on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of his rights or duties hereunder, including without limitation any legal, accounting or other professional fees and expenses incurred by the Shareholders' Representative hereunder.

        (b) DSLT Stockholders holding a majority of the Merger Price held in the Escrow may, by written notice signed by them and delivered to DSLT, appoint any other individual to act in the place and stead of the Shareholders' Representative. In the event of the death, incapacity or resignation of the Shareholders' Representative, if no such replacement is appointed within 30 days, Parent may designate an interim replacement to serve until such appointment.

                Section 12A.08. Interest and Dividends. To the extent that the Escrow is comprised of cash, it shall be placed in an interest-bearing account acceptable to Parent and the Shareholders' Representative, and the interest thereon shall be maintained in the Escrow subject to all its terms and, unless distributed pursuant to Section 3.08 or to secure the DSLT Stockholders' indemnification for any Losses, shall accrue for the benefit of the DSLT Stockholders and be distributed to the DSLT Stockholders upon termination of the Escrow. To the extent that the Escrow is comprised of Parent Common Stock, any dividends declared thereon from time to time shall be paid to the Escrow Agent to be held and distributed in the same manner as interest under the preceding sentence.

                                 ARTICLE XIII.

                                 MISCELLANEOUS

        Section 13.01. Representations and Warranties; Exclusive Remedy.

                (a) Any matter, event, condition, or state of facts disclosed by DSLT on any schedule hereto shall be deemed disclosed by DSLT on all schedules hereto for purposes of DSLT's representations and warranties in Article IV.

                (b) All of the representations and warranties of the parties made herein or in any other agreement or instrument delivered hereunder shall expire one year after the Closing Date.

                (c) In the event of any breach of the representations and warranties set forth in Article IV, or in the event of any claim related to any agreement of DSLT contained herein (including without limitation any claim related to the matters described in Section 12A.03 or any Third-Party Claim), Sub and Parent's sole and exclusive remedy, other than any right of termination of this Agreement prior to the Closing as described in Section 12.01, shall be to pursue a claim for Losses under
        Article XIIA to the extent of the then-remaining amount of the Escrow, and no legal action at law or in equity shall be maintained by Sub or Parent against DSLT or its Subsidiaries, shareholders, officers, directors, employees, or agents which is directly or indirectly related to a breach of any of such representations, warranties or agreements, including without limitation a breach of the compliance certificate delivered by DSLT pursuant to Section 11.02 or a breach of the obligations under Section 6.15.

        Section 13.02. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties, and any attempted assignment in violation of this Section shall be void.

        Section 13.03. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 13.04. Best Efforts; Cooperation. Subject to the terms of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The parties each agree to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, and, from time to time, upon the request of any other party to this Agreement and without further consideration, to execute, acknowledge, and deliver in proper form any further instruments, and take such other action as such other party may reasonably require, in order to effectively carry out the intent of this Agreement. The parties shall further cooperate to facilitate and allow the Shareholders' Representative and its agents and representatives, for and on behalf of the DSLT Stockholders and the Real Estate Group, to review all records relevant to the preparation of the DSLT Closing Balance Sheet, to have access to other pre-Closing corporate records (including minute books and stock records) and to prepare any post-Closing tax returns.

        Section 13.05. Expenses. Except as set forth under Section 12.02, and as limited by Section 3.07 and Section 8.07, each of the parties shall pay their own expenses incurred in connection with the transactions provided for in this Agreement, including without limitation the fees and expenses of their respective counsel and other advisors.

        Section 13.06. Index and Captions; Rules of Construction. The index and the captions of the Articles and Sections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of this Agreement. All terms defined herein shall include both the singular and plural forms thereof and shall be construed accordingly. References to "Articles" and "Sections" shall be to Articles and Sections of this Agreement unless otherwise specifically provided.

        Section 13.07. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given by certified mail, return receipt requested, and properly addressed as follows (with a copy sent as provided below):



If to DSLT, to:                 DSLT Inc.
                                1362 North River Road
                                St. Clair, Michigan 48079
                                Attention:  Frederick S. Moore

                                Telephone:  810-329-3100
                                Telecopy:  810-329-9328


Copy to:                        William T. Burgess, Esq.
                                Dickinson Wright PLLC
                                500 Woodward Avenue, 40th Floor
                                Detroit, Michigan 48226-3425

                                Telephone:  313-223-3500
                                Telecopy:  313-223-3598

If to Sub or Parent, to:        Imperial Holly Corporation
                                8016 Highway 90A
                                P.O. Box 9
                                Sugar Land, Texas 77487-0009
                                Attention:  James C. Kempner

                                Telephone:  281-491-9181
                                Telecopy:  281-490-9895


Copy to:                        J. David Kirkland, Jr., Esq.
                                Baker & Botts, L.L.P.
                                One Shell Plaza
                                910 Louisiana
                                Houston, Texas 77002-4995

                                Telephone:  713-229-1101
                                Telecopy:  713-229-1522


        Any party may change its address for purposes of this Section 13.07 by giving the other parties written notice of the new address in the manner set forth above.

        Section 13.08. Entire Agreement. This Agreement, including the exhibits and schedules referred to herein which form a part of this Agreement, contains the entire understanding of the parties with respect to the transactions provided for in this Agreement. Except for the Confidentiality Agreement, there are no representations, promises, warranties, covenants, or undertakings with respect to the transactions provided for in this Agreement other than those expressly set forth or provided for in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated by this Agreement, except that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

        Section 13.09. Governing Law. This Agreement and all transactions contemplated hereby shall be governed, construed, and enforced in accordance with the laws of the State of Michigan, notwithstanding any state's choice of law rules to the contrary.

        Section 13.10. Public Announcements. Parent and Sub, on the one hand, and DSLT and its Subsidiaries, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange transaction reporting system.

        Section 13.11. Waiver of Compliance; Modifications. The party for whose benefit a warranty, representation, covenant, or condition is intended may waive any inaccuracies in the warranties and representations contained in this Agreement or any of the covenants or conditions contained herein in writing and so waive performance of any of the obligations of the other party hereto, and any defaults hereunder; provided, however, that such waiver shall not affect or impair the waiving party's rights with respect to any other warranty, representation, or covenant or any default hereunder. No supplement, modification, or amendment of this Agreement shall be binding unless it is in writing and executed by all of the parties hereto.

        Section 13.12. Other Persons. Except for the right of the shareholders of DSLT to receive the payments to which they are entitled pursuant to this Agreement and as provided in Article VIII, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any other Person to any party to this Agreement, nor shall any provision give any Person any right of subrogation or action over or against any party to this Agreement.


                                  ARTICLE XIV.

                                  DEFINITIONS

        For purposes of this Agreement, the following terms shall have the following meanings (such meanings applicable to both the singular and plural forms of the terms defined):

        "Acquisition Proposal" has the meaning set forth in Section 6.14.

        "Adjusted Merger Price" has the meaning set forth in Section 3.07.

        "Agreed Interest Rate" means the lesser of (i) the maximum interest rate permitted by applicable law or (ii) seven and one-half percent (7.5%) per annum.

        "Agreement" means this Agreement and Plan of Merger.

        "All Cash Election Notice" has the meaning set forth in Section 3.02(a).

        "Benefit Plans" has the meaning set forth in Section 4.12.

        "Business Day" means each calendar day except a Saturday, Sunday or a federal holiday.

        "Cash Consideration" means (a) in the case where DSLT has timely received the All Cash Election Notice, one hundred percent (100%) of the applicable Merger Price divided by the number of shares of DSLT Common Stock outstanding immediately prior to the Effective Time, or (b) in the case where DSLT has not timely received the All Cash Election Notice, two-thirds

(2/3) of the applicable Merger Price divided by the number of shares of DSLT Common Stock outstanding immediately prior to the Effective Time.

        "Certificate of Merger" means the certificate of merger that must be filed by DSLT pursuant to Section 707 of the MBCA.

        "CERCLA" has the meaning set forth in Section 4.16.

        "CIC Agreements" means the Change in Control and Non-Compete Agreements as in effect on the Closing Date among DSLT and DCSFI and each of Ronald Tarantino, David Lewis, Walter Lehneis, Sanford Carlisle and Karl Kaiser.

        "Closing" and "Closing Date" have the meanings set forth in Section
11.01.

        "Closing Payment" has the meaning set forth in Section 3.08.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "Confidentiality Agreement" means, collectively, the two letter agreements respectively dated May 5, 1998 and July 26, 1998, each between Parent and DSLT.

        "DCSFI" means Diamond Crystal Specialty Foods, Inc., a Michigan corporation and wholly owned Subsidiary of Holding.

        "DCSFI Audited Financial Statements" has the meaning set forth in
Section 4.05(b).

        "DCSFI Canada" means Diamond Crystal Specialty Foods of Canada Limited, an Ontario corporation and wholly owned Subsidiary of DCSFI.

        "DCSFI Financial Statements" has the meaning set forth in Section
4.05(b).

        "DCSFI Unaudited Financial Statements" has the meaning set forth in
Section 4.05(b).

        "DSLT" has the meaning set forth in the Preamble to this Agreement.

        "DSLT Audited Financial Statements" has the meaning set forth in Section 4.05(a).

        "DSLT Closing Balance Sheet" means the DSLT balance sheet as of the Closing Date and reflecting all accruals after giving effect to the Merger, prepared pursuant to Section 3.08(b) in accordance with generally accepted accounting principles applied in a manner consistent with DSLT's historical policies and practices, and in a format consistent with the DSLT Descriptive Memo March 31, 1998 Balance Sheet.

        "DSLT Common Stock" means the common stock of DSLT, par value $1.25 per share.

     "DSLT Existing Debt" has the meaning set forth in Section 4.08.

     "DSLT Financial Statements" has the meaning set forth in Section 4.05(a).

     "DSLT Descriptive Memo March 31, 1998 Balance Sheet" means the balance sheet describing selected items as of March 31, 1998 attached as Schedule 4.05(E).

     "DSLT Preferred Stock" means the preferred stock of DSLT, without par value.

     "DSLT Returns" has the meaning set forth in Section 4.10.

     "DSLT Share Consideration Value" means one-third (1/3) of the applicable Merger Price divided by the number of shares of DSLT Common Stock outstanding immediately prior to the Effective Time.

     "DSLT Stock" means, collectively, the DSLT Common Stock and the DSLT Preferred Stock.

     "DSLT Stockholders" means the holders of the DSLT Stock.

     "DSLT Unaudited Financial Statements" has the meaning set forth in Section 4.05(a).

     "Debt" means any obligation for borrowed money (and any notes payable, reimbursement obligations, and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money).

     "Deferred Compensation Liability" means the liability for deferred compensation reflected on DSLT's balance sheet.

     "Disbursing Agent" has the meaning set forth in Section 3.03.

     "Dissenting Stockholders" has the meaning set forth in Section 3.06.

     "Effective Time" has the meaning set forth in Section 1.02.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow" has the meaning set forth in Section 12A.01.

     "Escrow Agent" has the meaning set forth in Section 12A.01.

     "Escrow Amount" has the meaning set forth in Section 12A.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" means the quotient (rounded to four decimal places) of the DSLT Share Consideration Value divided by the Parent Share Value, provided that if the Parent Share Value at the applicable date of calculation is less than $8.00 then the denominator of such quotient shall be fixed at $8.00.

     "Excluded Assets" means (a) the trade name "DSLT" and all derivatives thereof, (b) real and personal property leases, furniture, fixtures, equipment, and related personal property and business records of DSLT as may be located at the DSLT corporate headquarters in St. Clair, Michigan, and directly relate to the headquarters or any member of the Real Estate Group, and (c) any cash, cash equivalents and marketable securities (valued at market) of DSLT which are transferred to the Real Estate Group in connection with the distribution of the Real Estate Group to the DSLT Stockholders prior to the Effective Time.

     "Existing Letter of Credit" has the meaning set forth in Section 8.03.

     "Halco Guaranty" has the meaning set forth in Section 8.06(b).

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

     "Hazardous Substance" means any hazardous substance, hazardous waste, contaminant, or pollutant as defined under applicable state law or CERCLA.

     "Holder" has the meaning set forth in Section 8.08.

     "Holding" means DSLT Holding Company, a Delaware corporation and wholly owned Subsidiary of DSLT.

     "Indianapolis Manufacturing/Office Facility" means the facility owned and operated by Menu Magic located at 4343 West 62nd Street, Indianapolis, Indiana 46268.

     "Intellectual Property" means patents and applications therefor, copyrights and applications for registrations therefor, trademarks and service marks and applications for registrations therefor, trade names, trade dress or trade secrets, used by and necessary to carry on the business of DSLT or its Subsidiaries.

     "Knowledge of the Management Executives" or words of like import mean, with respect to the existence or absence of a fact, the actual collective knowledge of the Management Executives on the date of this Agreement.

     "Knowledge of Parent" or words of like import mean, with respect to the existence or absence of a fact, the actual collective knowledge of James C. Kempner, William F. Schwer and Mary L. Burke on the date of this Agreement.

     "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, encumbrance, or security interest of any kind in respect of such asset.

     "Long-Term Debt" means the amount of long-term debt, less current maturities, reflected on DSLT's balance sheet.

     "Loss" has the meaning set forth in Section 12A.03.

     "MBCA" means the Michigan Business Corporation Act, M.C.L. (S) 450.1101 et seq., as amended.

     "Management Executives" means, collectively, Frederick S. Moore, Hugh D. McMorran, Frank N. Hayes, Ronald Tarantino, David Lewis, Walter Lehneis, and Sanford Carlisle.

     "Material Adverse Effect" means, in respect of Parent and its Subsidiaries or DSLT and its Subsidiaries, as the case may be, any effect or change that is or, as far as can be reasonably determined, is reasonably likely to be, materially adverse to (i) the business, condition (financial or otherwise), results of operations, assets, liabilities, or prospects of such party and its Subsidiaries taken as a whole or (ii) the enforcement or validity of this Agreement.

     "Merger" has the meaning set forth in the Preamble to this Agreement.

     "Merger Consideration" has the meaning set forth in Section 3.02.

     "Merger Price" has the meaning set forth in Section 3.02.

     "Merger Price Overpayment" has the meaning set forth in Section 12A.01.

     "Menu Magic" means Menu Magic Foods, Inc., an Indiana corporation and wholly owned Subsidiary of DCSFI.

     "Parent" has the meaning set forth in the Preamble to this Agreement.

     "Parent Benefit Plans" has the meaning set forth in Section 5.10.

     "Parent Common Stock" has the meaning set forth in Section 5.04.

     "Parent Existing Debt" has the meaning set forth in Section 5.08.

     "Parent Preferred Stock" has the meaning set forth in Section 5.04.

     "Parent Share Value" shall mean, for any date of calculation, the average of the per share closing prices of Parent Common Stock as reported on the American Stock Exchange, Inc. (as reported in the New York City edition of The Wall Street Journal, or, if not reported thereby, another authoritative source) for the ten (10) consecutive trading days ending immediately prior to the third trading day prior to the applicable date of calculation.

     "Parent Stock" has the meaning set forth in Section 5.04.

     "Person" means an individual, a corporation, a partnership, a joint venture, an association, a trust or any other entity or organization including a government or political subdivision or an agency or instrumentality thereof.

     "Preamble" means the portion of this Agreement preceding Article I.

     "Proxy Statement/Prospectus" has the meaning set forth in Section 6.13.

     "RCRA" has the meaning set forth in Section 4.16.

     "Real Estate Group" means the following entities: Diamond Energy Corp., a Michigan corporation and wholly owned subsidiary of DSLT ("Energy"); DSLT Properties, Inc., a Michigan corporation and wholly owned subsidiary of Holding ("Properties"); DSLT Development Co., a Michigan corporation and wholly owned subsidiary of Properties ("Development"); DSLT Storage Co., a Michigan corporation and wholly owned subsidiary of Properties; and Manistee Village Partners, a Michigan partnership, all of the partnership interests of which are owned by Energy and Development.

     "Registration Statement" has the meaning set forth in Section 8.08.

     "Repurchase Notice" has the meaning set forth in Section 3.09.

     "Repurchase Option" has the meaning set forth in Section 3.09.

     "Repurchase Price" has the meaning set forth in Section 3.09.

     "Repurchased Shares" has the meaning set forth in Section 3.09.

     "SARs" means the stock appreciation rights granted by DSLT and DCSFI, respectively, under the SAR Plans.

     "SAR Plans" means, collectively, the DSLT Inc. 1989 Stock Appreciation Rights Plan the DSLT Inc. 1994 Stock Appreciation Rights Plan, the DSLT 1997 Board of Directors Stock Appreciation Rights Plan, the Diamond Crystal Specialty Foods, Inc. 1989 Stock Appreciation Rights Plan and the Diamond Crystal Specialty Foods, Inc. 1994 Stock Appreciation Rights Plan, each as amended and as may be amended from time to time.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Documents" has the meaning set forth in Section 5.14.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Share Consideration" means a number of shares of Parent Common Stock equal to the Exchange Ratio.

     "Shareholders' Representative" means Frederick S. Moore.

     "Stock Appreciation Rights Liabilities" means the liabilities of DSLT or DCSFI for SARs reflected on DSLT's balance sheet.

     "Sub" has the meaning set forth in the Preamble to this Agreement

     "Sub Stock" has the meaning set forth in the Preamble to this Agreement.

     "Subsidiary" means, (a) with respect to DSLT, Holding, DCSFI, Menu Magic, and DCSFI Canada, (b) with respect to DCSFI, Menu Magic and DCSFI Canada, and
(c) with respect to Parent, any wholly-owned subsidiary of Parent or any corporation, partnership or other entity in which Parent directly or indirectly holds a majority equity interest The term "Subsidiary" shall not include any entity included within the Real Estate Group.

     "Tax" means and includes (except as provided in the following sentence) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding on amounts paid by DSLT or its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom, or duty tax obligation of DSLT or its Subsidiaries arising from its or their operations and activities, together with any interest or penalty relating thereto, imposed by any Taxing Authority. "Tax" shall not mean or include any tax relating to or arising from the execution, delivery or consummation of the transactions provided for in this Agreement, or any elections or deemed elections (including an election under Section 338 of the Code) relating to any-of the foregoing transactions or agreements.

     "Tax Adjustment" means the provision for federal, state and local taxes relating to income or expenses at the rate of (i) 34% for items affecting DSLT and (ii) 38% for items affecting DCSFI.

     "Taxing Authority" means any domestic or foreign governmental authority having responsibility for imposing any Tax.

     "Third-Party Claim" has the meaning set forth in Section 12A.04.

     "Working Capital" means current assets minus current liabilities reflected on DSLT's balance sheet (but excluding any accrual for fees or expenses described in Section 8.07, subject to the limitation therein, even if such fees or expenses are to be paid at or following the Closing), plus an amount equal to the aggregate amount of fees and expenses described in Section 8.07 (subject to the limitation therein) which were paid prior to the Closing.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                                  DSLT INC.


                                              By: /s/ Frederick S. Moore
                                                  ----------------------
                                                   (Signature)

                                                   Frederick S. Moore, Chairman


                                              IMPERIAL HOLLY CORPORATION


                                              By: /s/ W.F. Schwer
                                                  ---------------
                                                   (Signature)

                                                   William Schwer
                                                   --------------
                                                   (Printed Name and Title)
                                                   Managing Director

                                              IHK ACQUISITION CORP.


                                              By: /s/ W.F. Schwer
                                                  ---------------
                                                   (Signature)

                                                   William Schwer
                                                   --------------
                                                   (Printed Name and Title)
                                                   Sr. Vice President

                                 AMENDMENT TO
                         AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT (the "Amendment") dated as of October 22, 1998 is among Imperial Holly Corporation, a Texas corporation ("Parent"), IHK Acquisition Corp., a Michigan corporation ("Sub"), and DSLT Inc., a Michigan corporation ("DSLT").

                                   RECITALS

        WHEREAS, Parent, Sub and DSLT and parties to an Agreement and Plan of Merger dated as of September 4, 1998 (the "Merger Agreement"); and

        WHEREAS, Parent, Sub and DSLT wish to amend the Merger Agreement as contemplated by Section 13.11 thereto, and Parent, Sub and DSLT have approved and adopted this Amendment;

        NOW, THEREFORE, the parties hereby amend the Merger Agreement as follows:

        Section 1.  Amendment of the Merger Agreement.

        (a) Sections 3.08(c) and 3.09 of the Merger Agreement are amended and restated in their entirety to read as follows:

        (c) All payments to be made under this Section 3.08 to the DSLT Stockholders will be made in the proportion of cash and Parent Common Stock calculated in the same manner as set forth in Section 3.02 (except that such payments will be in all cash in the event of Parent's timely delivery of the All Cash Election Notice or timely exercise in full of the Repurchase Option), which will be deposited with the Disbursing Agent for pro rata distribution to the DSLT Stockholders. All payments to be made under Section 3.08(b) to DSLT (as the surviving corporation) will be paid from the Escrow, in Parent Common Stock valued at the Parent Share Value as of the date of distribution from the Escrow, to the extent Parent Common Stock is in the Escrow, or cash from the Escrow, otherwise.

        Section 3.09. Repurchase Option. If Parent does not timely deliver an All Cash Election Notice, Parent shall have the option (the "Repurchase Option"), exercisable by written notice delivered to the Shareholders' Representative (the "Repurchase Notice") on or before the close of business on the 45th day after the Closing Date (or, if such 45th day is not a Business Day, the close of business on the next succeeding Business Day), to purchase for cash any or all shares of Parent Common Stock issued pursuant to the Merger, including the shares initially placed in Escrow pursuant to Section 12A.01 (the shares so repurchased, the "Repurchased Shares"). The Repurchase Notice shall specify a number of shares of Parent Common Stock to be repurchased, which number shall not be less than the quotient of $5 million divided by the Parent Share Value used in determining the Exchange Ratio (provided that if such Parent Share Value is less than $8.00, then $8.00 shall be used as the Parent Share Value for this purpose). The repurchase price for each Repurchased Share shall be equal to the sum of (i) 87.5% of the Parent Share Value used in determining the Exchange Ratio (provided that if such Parent Share Value is less than $8.00, then $8.00 shall be used as the Parent Share Value for this purpose) plus (ii) interest on such amount at the Agreed Interest Rate from the Closing Date to the date of repurchase of the Repurchased Shares. The aggregate amount for all Repurchased Shares set forth in clause (i) of the preceding sentence shall be referred to as the "Incremental Option Cash" and the aggregate repurchase price for all Repurchased Shares, including the amount set forth in clause (i) of the preceding sentence and interest as set forth in clause (ii) of the preceding sentence, shall be referred to as the "Repurchase Price". The Repurchase Option, and the right to repurchase the Repurchased Shares, may be assigned by Parent to any other Person, provided that Parent provides prompt written notice of any such assignment to the Shareholders' Representative. Upon timely exercise of the Repurchase Option, the closing of the repurchase of the Repurchased Shares shall occur on the third Business Day after receipt by the Shareholder's Representative of the Repurchase Notice, at the offices of Parent or such other place and time as Parent and the Shareholders' Representative may agree. The Repurchase Price shall be paid or caused to be paid by Parent or its assignee by wire transfer in immediately available funds to the Disbursing Agent for distribution to the DSLT Stockholders in the same proportion as under Section 3.03, subject to pro rata withholding of any portion thereof to be held in escrow pursuant to Section 12A.01. The Repurchased Shares shall be delivered to, or upon the order of, Parent or its assignee against such payment of the Repurchase Price. Upon closing of the Repurchase Option, (A) the Merger Price, the Adjusted Merger Price and any calculations or adjustments that are dependent upon the Merger Price or the Adjusted Merger Price (including, without limitation, the Escrow Amount calculated under Section 12A.01) shall be reduced by the Discount; and (B) thereafter the Escrow shall consist entirely of Parent Common Stock unless all shares of Parent Common Stock not subject to the Escrow are repurchased, as described in
        Section 12A.01.

                (b) The last sentence of Section 12A.01 is replaced with the following:

                In the event that, after the Closing, Parent or its assignee timely exercises the Repurchase Option, then, upon the closing of the Repurchase Option, if all shares of Parent Common Stock not held in the Escrow are repurchased and additional shares remain to be purchased, then such additional shares theretofore held in Escrow shall be delivered to, or to the order of, Parent or its assignee against delivery to the Escrow Agent of cash in an amount equal to the aggregate repurchase price for such shares, which amount shall thereafter be held in the Escrow together with any remaining Parent Common Stock and cash to secure the indemnification for Losses and the return of any Merger Price Overpayment.

                (c) The following definitions are added to Article XIV of the Merger Agreement:

        "Discount" means the product of $5 million multiplied by a fraction equal to (x) the Incremental Option Cash divided by (y) $35 million.

        "Incremental Option Cash" has the meaning set forth in Section 3.09.

        Section 2.  Miscellaneous.

        (a) Except as expressly set forth herein, all the provisions of the Merger Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect. All references in the Merger Agreement to "this Agreement" shall be read as references to the Merger Agreement as amended by this Amendment but references to the date of the Agreement shall remain references to September 4, 1998.

        (b) This Amendment shall be governed, construed and entered in accordance with the laws of the State of Michigan, notwithstanding any state's choice of laws rules to the contrary.

        (c) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        (d) Headings of the Sections of this Amendment are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

        IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.


                                        DSLT INC.

                                        By:/s/ Fredrick S. Moore
                                           -------------------------------
                                        Name:  Fredrick S. Moore
                                        Title: Chairman



                                        IMPERIAL HOLLY CORPORATION

                                        By:/s/ W.F. Schwer
                                           -------------------------------
                                        Name:  W.F. Schwer
                                        Title: Managing Director



                                        IHK ACQUISITION CORP.

                                        By:/s/ W.F. Schwer
                                           -------------------------------
                                        Name:  W.F. Schwer
                                        Title: Senior Vice President